As filed with the Securities and Exchange
Commission on October 5, 2006                        Registration No. 333-136855

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                (AMENDMENT NO. 1)

                                -----------------

                          DIGITALFX INTERNATIONAL, INC.
                 (Name of Small Business Issuer in its Charter)

           FLORIDA                                              7373
  (State or Jurisdiction of                         (Primary Standard Industrial
Incorporation or Organization)                       Classification Code Number)

                                   65-0358792
                                (I.R.S. Employer
                               Identification No.)

                         3035 EAST PATRICK LANE, SUITE 9
                             LAS VEGAS, NEVADA 89120
                                 (702) 938-9300
          (Address and Telephone Number of Principal Executive Offices)

                         3035 EAST PATRICK LANE, SUITE 9
                             LAS VEGAS, NEVADA 89120
                   (Address of Principal Place of Business or
                     Intended Principal Place of Business)

                      LORNE WALKER, CHIEF FINANCIAL OFFICER
                          DIGITALFX INTERNATIONAL, INC.
                         3035 EAST PATRICK LANE, SUITE 9
                             LAS VEGAS, NEVADA 89120
                                 (702) 938-9300
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                             GREGORY AKSELRUD, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                         SHERMAN OAKS, CALIFORNIA 91403
                                 (818) 444-4500

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                              CALCULATION OF REGISTRATION FEE
============================================= ================= ================= ==================== ================
            TITLE OF EACH CLASS                                 PROPOSED MAXIMUM       PROPOSED
               OF SECURITIES                    AMOUNT TO BE     OFFERING PRICE    MAXIMUM AGGREGATE      AMOUNT OF
              TO BE REGISTERED                 REGISTERED (1)       PER UNIT        OFFERING PRICE     REGISTRATION FEE
--------------------------------------------- ----------------- ----------------- -------------------- ----------------
Common Stock, par value $.001 per share....      21,191,931        $7.50 (2)      $158,939,482.50 (2)  $17,006.52 (2)
--------------------------------------------- ----------------- ----------------- -------------------- ----------------
Common Stock, par value $.001 per share,
issuable upon exercise of warrants.........      1,215,421         $7.50 (2)       $9,115,657.50 (2)     $975.38 (2)
--------------------------------------------- ----------------- ----------------- -------------------- ----------------
Common Stock, par value $.001 per share....        19,028          $10.35 (3)       $196,939.80 (3)      $21.07 (3)
============================================= ================= ================= ==================== ================
    TOTAL                                        22,426,380           (4)           $168,252,079.80      $18,002.97
============================================= ================= ================= ==================== ================

(1) In the event of a stock split, stock dividend, or other similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2)   Estimated  in  connection  with the  initial  filing  of the  Registration
      Statement  solely for the  purpose of  calculating  the  registration  fee pursuant to Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the OTC Bulletin Board on August 18, 2006. A registration fee was paid with respect to 22,407,352 shares with the initial filing of the Registration Statement.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the OTC Bulletin Board on October 3, 2006. The additional registration fee is being paid with respect to an additional 19,028 shares.
(4) The proposed maximum offering price per unit is $7.50 and $10.35, respectively, as described in the table.



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                  Subject to Completion, Dated October 5, 2006


                         DIGITALFX INTERNATIONAL, INC.

                                22,426,380 SHARES
                                  COMMON STOCK

                                   ----------

         This prospectus relates to the offer and sale from time to time of up to 22,426,380 shares of our common stock, consisting of 21,210,959 issued and outstanding shares of our common stock and 1,215,421 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants, that are held by the shareholders named in the "Principal and Selling Shareholders" section of this prospectus. The prices at which the selling shareholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We will bear all expenses of registration incurred in connection with this offering. The selling shareholders whose shares are being registered will bear all selling and other expenses.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "DFXN." On October 3, 2006, the last reported sales price of our common stock on the OTC Bulletin Board was $10.35 per share.


         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                   ----------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------


                  The date of this prospectus is ______________

                                TABLE OF CONTENTS

                                  PAGE                                      PAGE
                                  ----                                      ----


Prospectus Summary................ 1      Executive Compensation............ 33
Risk Factors...................... 4      Principal and Selling Shareholders 38
Forward-looking Statements........ 12     Related Party Transactions........ 43
Use of Proceeds................... 12     Description of Capital Stock...... 46
Market for Common Equity and              Plan of Distribution.............. 50
   Related Shareholder Matters.... 13     Legal Matters..................... 51
Management's Discussion and               Experts........................... 51
   Analysis of Financial Condition        Where You Can Find
   and Results of Operations...... 14        More Information............... 52
Business.......................... 21     Index to Financial
Management........................ 29        Statements..................... F-1



         You should rely only on the information contained in this prospectus or any supplement. We have not authorized anyone to provide information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

         Except as otherwise indicated, information in this prospectus reflects the reverse merger (recapitalization) that occurred on June 15, 2006 with VMdirect, L.L.C., and a 1-for-50 reverse stock split of our common stock which took effect on and as of August 1, 2006.

                               PROSPECTUS SUMMARY


         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN GREATER DETAIL ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION, INCLUDING "RISK FACTORS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES. REFERENCES IN THIS PROSPECTUS TO "DIGITALFX" AND "THE COMPANY" REFER TO DIGITALFX INTERNATIONAL, INC. AND OUR CONSOLIDATED SUBSIDIARIES.


                                  OUR BUSINESS

         DigitalFX International, Inc. is a social networking and digital communications company. We develop and market proprietary web-based social networking software applications, including video email, video instant messaging and live webcasting. We bundle our proprietary applications with other open source applications and sell them as an integrated suite through an Internet-based subscription model. Our Web 2.0 communication tools enable users to create, transcode, send, manage and store all forms of digital media content (i.e., photos, videos, music, documents). These innovative social networking applications are scalable, customizable and highly extendible.


         Currently, the primary source of subscribers for these applications is our social networking website, www.helloworld.com. We intend to aggressively expand our subscription base by offering our suite of communications tools to affinity groups, enterprises and other social networks, using our multi-tiered marketing program that creates incentives for our affiliates to enroll other affiliates to assist them in marketing our products. By providing subscribers with our rich and expanding suite of collaborative applications, we are facilitating the rapidly accelerating trends in streaming media, social networking, podcasting and self-generated content. With our marketing strategy, which is based on a commission structure encouraging the expansion of the number of our marketing affiliates, and the ease of use of our products - designed to simplify the creation and management of digital media - we intend to simplify the digital lives of millions of subscribers.


                                  OUR INDUSTRY

         We compete against well-capitalized streaming media and Internet companies as well as smaller companies. The market for our products and services is highly competitive. The streaming media sector is evolving and growing rapidly, and companies are continually introducing new products and services.

                       OUR HISTORY AND CONTACT INFORMATION

         We were incorporated in the State of Florida on January 23, 1991 under the name Speak Up America Association, Inc. We changed our name on December 23, 1995 to Golf Ball World, Inc. and again on May 4, 1999 to Qorus.com, Inc. Prior to November 2001, we provided intelligent message communications services to enterprises in the travel and hospitality sectors. In November 2001, we sold substantially all of our assets to Avery Communications, Inc. after which we continued without material business assets, operations or revenues. On June 22, 2004, we consummated the transactions contemplated by a Securities Purchase Agreement (the "Purchase Agreement") dated June 10, 2004, by and among the Company, Keating Reverse Merger Fund, LLC ("KRM Fund"), Thurston Interests, LLC ("Thurston") and certain other shareholders of the Company. The transactions resulted in a change of control whereby KRM Fund became our majority shareholder.

         From November 2001 through June 15, 2006, we were a public "shell" company with nominal assets.

         On May 23, 2006, we entered into an Exchange Agreement (the "Exchange Agreement") with VMdirect, L.L.C., a Nevada limited liability company ("VMdirect"), the members of VMdirect holding a majority of its membership interests (together with all of the members of VMdirect, the "VMdirect

Members"), and KRM Fund. The closing of the transactions contemplated by the Exchange Agreement occurred on June 15, 2006. At the closing, we acquired all of the outstanding membership interests of VMdirect (the "Interests") from the VMdirect Members, and the VMdirect Members contributed all of their Interests to us. In exchange, we issued to the VMdirect Members 1,014,589 shares of our Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), which, as a result of the approval by a substantial majority of our outstanding shareholders entitled to vote and the approval by our board of directors on June 22, 2006, of amendments to our articles of incorporation that
(i) changed our name to DigitalFX International, Inc., (ii) increased our authorized number of shares of common stock to 100,000,000, and (iii) adopted a 1-for-50 reverse stock split, on August 1, 2006 converted into approximately 21,150,959 shares of our common stock.


         At the closing, VMdirect became our wholly-owned subsidiary. The exchange transaction was accounted for as a reverse merger (recapitalization) with VMdirect deemed to be the accounting acquirer, and us deemed to be the legal acquirer. All financial information in this document is that of our company, VMdirect and VMdirect's wholly-owned U.K. subsidiaries.


         As a result of the  closing  of the  transactions  contemplated  by the
Exchange  Agreement,  the  VMdirect  Members  hold  approximately  95.8%  of the outstanding shares of our common stock, and our shareholders existing immediately prior to the closing hold approximately 923,497 shares of our common stock, representing approximately 4.2% of our outstanding shares of common stock.

         The address of our principal executive office is 3035 East Patrick Lane, Suite 9, Las Vegas, Nevada 89120, and our telephone number is (702) 938-9300.

                                  THE OFFERING


Common stock offered..................      22,426,380  shares  by  the  selling
                                            shareholders,   including  1,215,421
                                            shares   underlying   common   stock
                                            purchase warrants

Common stock outstanding
   before this offering...............      22,115,377 shares

Common stock to be outstanding
   after this offering................      22,115,377 shares


Use of proceeds.......................      We  will  not  receive  any  of  the
                                            proceeds  from the sale of shares of
                                            our  common  stock  by  the  selling
                                            shareholders. See "Use of Proceeds."

OTC Bulletin Board symbol.............      "DFXN"

Risk Factors..........................      See "Risk Factors" beginning on page
                                            4 for a  discussion  of factors that
                                            you should consider carefully before
                                            deciding  to  purchase   our  common
                                            stock.

         In the table above, the number of shares to be outstanding after this offering is based on 22,115,377 shares of common stock outstanding as of October 3, 2006. The number of shares of common stock to be outstanding after this offering does not reflect the issuance of the following shares:

         o 1,552,559 shares of common stock issuable upon the exercise of common stock purchase warrants outstanding as of October 3, 2006, with a weighted average exercise price of approximately $0.26 per share, of which 1,215,421 are being registered for resale under this prospectus;

         o 1,229,795 shares of common stock issuable upon the exercise of stock options outstanding as of October 4, 2006, with a weighted average exercise price of approximately $2.26 per share; and

         o 1,270,205 additional shares of common stock reserved for issuance under our 2006 Stock Incentive Plan, as of October 4, 2006.



                             SUMMARY FINANCIAL DATA

         The following historical financial information should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus. The information presented is in thousands, except share and per share data. The historical results are not necessarily indicative of results to be expected for any future periods.

                                                          June 30,  December 31,
Balance Sheet Data:                                         2006          2005
                                                         ---------      -------
                                                        (Unaudited)
Total Assets .........................................   $   2,338    $     884
 Current Liabilities .................................       2,363        1,284
 Long-term Liabilities, less current portion .........        --           --
Stockholders' deficit ................................         (25)        (400)


Statement of Operations Data:            Six Months Ended June 30,      Years Ended December 31,
                                            2006           2005           2005           2004
                                        -----------    -----------    -----------    -----------
                                        (Unaudited)    (Unaudited)
Revenues ............................   $     9,122    $     1,355    $     5,068    $     2,145
Gross Profit ........................         7,245            986          3,820          1,979
Operating Expenses ..................         7,228          1,757          4,987          3,594
Income (Loss) from Operations .......            17           (771)        (1,167)        (1,615)
Net Loss ............................            (5)          (771)        (1,223)        (1,609)
Net Loss per share, basic and diluted   $     (0.00)   $     (0.05)   $     (0.07)   $     (0.13)
Weighted average shares used to
   compute net loss per share .......    20,097,187     15,129,181     17,523,323     12,838,089

                                  RISK FACTORS


         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING SHARES OF OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND/OR RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS


OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY BASED ON CUSTOMER ACCEPTANCE OF OUR PRODUCTS.

         Management expects that we will experience substantial variations in our net sales and operating results from quarter to quarter due to customer acceptance of our products. We rely on sales by our affiliates to generate significant revenues for us. If customers don't accept our products, our sales and revenues would decline, resulting in a reduction in our operating income.

         Customer interest for our products could also be impacted by the timing of our introduction of new products. If our competitors introduce new products around the same time that we issue new products, and if such competing products are superior to our own, customers' desire for our products could decrease, resulting in a decrease in our sales and revenues. To the extent that our new products displace our older products, our revenues could be negatively impacted due to the loss of revenue from our older models. In the event that our newer products do not sell as well as our older products, we could also experience a reduction in our revenues and operating income.

         As a result of fluctuations in our revenue and operating expenses that may occur, management believes that period-to-period comparisons of our results of operations are not a good indication of our future performance.

WE MAY NEED ADDITIONAL FUNDING TO SUPPORT OUR OPERATIONS AND CAPITAL EXPENDITURES. SUCH FUNDS MAY NOT BE AVAILABLE TO US, WHICH LACK OF AVAILABILITY COULD REDUCE OUR OPERATING INCOME, PRODUCT DEVELOPMENT AND ENHANCEMENT EFFORTS AND FUTURE BUSINESS PROSPECTS.

         We intend to fund our operations and capital expenditures from cash flow from operations and cash on hand. We believe we will have sufficient funds to finance the cost of our operations and planned expansion for the next 12 months. As part of our planned growth and expansion, we plan to expend capital to expand and improve our operating and management infrastructure. We also plan to invest more heavily in product development and enhancement. In addition, we may need additional funds to pursue business opportunities (such as acquisitions of complementary businesses), to react to unforeseen difficulties or to respond to competitive pressures. We do not currently have any plans, proposals or arrangements to acquire other businesses.

         If our capital resources prove insufficient, we will need to raise additional funds. We currently have no committed sources of additional capital, and there can be no assurance that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. Furthermore, the sale of additional equity or convertible debt securities may result in additional dilution to existing shareholders. If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate material parts of the implementation of our business strategy. This limitation would impede our growth and could result in a contraction of our operations, which would reduce our operating income, product development and enhancement efforts and future business prospects.

WHILE WE RECENTLY ACHIEVED AN OPERATING PROFIT, WE HAVE A HISTORY OF OPERATING LOSSES AND THERE CAN BE NO ASSURANCE THAT WE CAN MAINTAIN OR INCREASE PROFITABILITY.

         While we achieved an operating profit for the six months ended June 30, 2006, we have a history of operating losses. Given the competitive and evolving nature of the industry in which we operate, we may not be able to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE OUR GROWTH.


         Our strategy envisions growing our business. To date, our growth has been derived primarily from the expansive growth of our multi-tiered affiliate base and we intend to continue to employ this growth strategy. To manage anticipated growth, we plan to expand our technology to handle increasing volume on our websites and to expand our administrative and marketing organizations to accommodate larger numbers of our affiliates. We must also effectively manage our relationships with the increasing number of end users of our products. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. We cannot assure you that we will be able to:

         o sufficiently and timely improve our technology to handle increasing volume on our websites;

         o expand our administrative and marketing systems effectively, efficiently or in a timely manner to accommodate increasing numbers of our affiliates; or

         o        allocate our human resources optimally.

         Our inability or failure to manage our growth and expansion effectively could result in strained affiliate and customer relationships based on dissatisfaction with our service to these groups, our failure to meet demand for our products and/or increased expenses to us to resolve these issues, and a consequent significant decrease in the number of our affiliates and end-users. Any significant decrease in our affiliate base or the number of end users would result in a decrease in revenues.

NINETY PERCENT OF OUR REVENUES FOR THE SIX MONTHS ENDED JUNE 30, 2006 HAVE BEEN DERIVED FROM SALES TO OUR MULTI-TIER AFFILIATES, AND OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO CONTINUE THE GROWTH OF OUR AFFILIATE BASE, AS WELL AS TO EXPAND OUR SUBSCRIPTION AND ADVERTISING BASED REVENUE MODELS.

         To date, our growth has been derived primarily from the expansive growth of our multi-tiered affiliate base. Rather than using traditional advertising and marketing methods, we chose to create a multi-tiered affiliate program to develop new customers. Affiliates earn retail commissions on a monthly residual basis by acquiring new customers for us. Affiliates earn additional commissions from the sales activities of affiliates who they personally enroll. These rewards are extended for up to eight generations of affiliates, meaning that an affiliate earns a commission on the sales of the affiliates they have personally enrolled as well as on the sales of second-, third-, and fourth-generation affiliates, potentially eight levels deep. Our affiliate compensation plan is structured on a 3x8 matrix, meaning affiliates can each enroll three affiliates underneath themselves before they begin to build their next organizational level. The layers of three continue down a total of eight levels.

         Our success and the planned growth and expansion of our business depends on us achieving greater and broader acceptance in our existing market segment by expanding our direct subscription sales and by growing our prepaid trial accounts. There can be no assurance that consumers will subscribe to our product offerings through these direct models. Though we plan to spend significant amounts on promotion, marketing and advertising to increase awareness, we cannot guarantee that these expenses will generate the desired product awareness or commensurate increase in users of our product offerings. If we are unable to effectively market or expand these business models, and if our affiliate enrollment does not continue to grow, we will be unable to grow and expand our business or implement our business strategy as described in this registration statement. This could materially impair our ability to increase sales and revenue and materially and adversely affect our margins, which could harm our business and cause our stock price to decline.

         Our future success depends largely upon our ability to attract and retain a large active base of affiliates who purchase and sell our products. We cannot give any assurances that the productivity of our affiliates will continue at their current levels or increase in the future. Several factors affect our ability to attract and retain a significant number of affiliates, including:

         o        on-going motivation of our affiliates;

         o        general economic conditions;

         o        significant changes in the amount of commissions paid;

         o        public perception and acceptance of direct selling;

         o        public perception and acceptance of us and our products;

         o the limited number of people interested in pursuing direct selling as a business;

         o our ability to provide proprietary quality-driven products that the market demands; and

         o        competition in recruiting and retaining active affiliates.

OUR ABILITY TO CONDUCT BUSINESS, PARTICULARLY IN INTERNATIONAL MARKETS, MAY BE AFFECTED BY POLITICAL, LEGAL AND REGULATORY RISKS.

         Our ability to capitalize on growth in new international markets and to maintain the current level of operations in our existing international markets is exposed to risks associated with international operations, including:

         o the possibility that a foreign government might ban or severely restrict our business method of selling through our affiliates, or that local civil unrest, political instability or changes in diplomatic or trade relationships might disrupt our operations in an international market;

         o the possibility that a government authority might impose legal, tax or other financial burdens on affiliates, as direct sellers, or on our company due, for example, to the structure of our operations in various markets; and

         o the possibility that a government authority might challenge the status of our affiliates as independent contractors or impose employment or social taxes on our affiliates.

         We conduct all of our international operations in Australia, Canada, Mexico, New Zealand and the United Kingdom. We have not been affected in the past by any of the potential political, legal or regulatory risks identified above. While we do not consider these risks to be material in the foreign countries in which we currently operate, they may be material in other countries where we may expand our business.

         We are also subject to the risk that due to legislative or regulatory changes in one or more of our present or future markets, our marketing system could be found not to comply with applicable laws and regulations or may be prohibited. Failure to comply with applicable laws and regulations could result in the imposition of legal fines and/or penalties which would increase our operating costs. We may also be required to comply with directives or orders from various courts or applicable regulatory bodies to conform to the requirements of new legislation or regulation, which would detract management's attention from the operation of our business. Further we could be prohibited from distributing products through our marketing system or may be required to modify our marketing system.

WE ALSO FACE LEGAL AND REGULATORY RISKS IN THE UNITED STATES, THE AFFECT OF WHICH COULD REDUCE OUR SALES AND REVENUES.

         Our marketing program is subject to a number of federal and state regulations administered by the Federal Trade Commission and various state agencies in the United States, directed at preventing fraudulent or deceptive shams by ensuring that product sales are made to consumers of the products and that compensation, recognition, and advancement within the marketing organization are based on the sale of products rather than investment in the organization or other non-sales-related criteria. These regulatory requirements do not include "bright line" rules and are inherently fact-based. Thus, even though we believe that our marketing program complies with applicable federal and state laws or regulations, we are subject to the risk that a governmental agency or court could determine that we have failed to meet these requirements in a particular case. Such an adverse determination could require us to make modifications to our marketing system, increasing our operating expenses. The negative publicity associated with such an adverse determination could also reduce affiliate and end user demand for our products, which would consequently reduce our sales and revenues.

IF WE INCUR SUBSTANTIAL LIABILITY FROM LITIGATION, COMPLAINTS, OR ENFORCEMENT ACTIONS RESULTING FROM MISCONDUCT BY OUR MULTI-LEVEL AFFILIATES, OUR FINANCIAL CONDITION COULD SUFFER.

         Although we use various means to address misconduct by our multi-level affiliates, including maintaining policies and procedures to govern the conduct of our affiliates and conducting training seminars, it is still difficult to detect and correct all instances of misconduct. Violations of our policies and procedures by our affiliates could lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or foreign regulatory authorities against us and/or our affiliates. Litigation, complaints, and enforcement actions involving us and our affiliates could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability and growth prospects.

         We have not been, and are not currently, subject to any material litigation, complaint or enforcement action regarding affiliate misconduct by any federal, state or foreign regulatory authority.


WE  MAY  BE  UNABLE  TO  COMPETE   SUCCESSFULLY   AGAINST  EXISTING  AND  FUTURE
COMPETITORS, WHICH COULD DECREASE OUR REVENUE AND MARGINS AND HARM OUR BUSINESS.

         The social networking and digital communications industries are highly competitive. Our future growth and financial success depend on our ability to further penetrate and expand our user base, as well as our ability to grow our revenue models. Our competitors possess greater resources than we do and in many cases are owned by companies with broader business lines. For example, we encounter competition in the social networking space from www.myspace.com, a company acquired by News Corporation, and we offer video instant messaging services similar to those offered at www.skype.com, a subsidiary of eBay, Inc. There can be no assurance that we will be able to maintain our growth rate or increase our market share in our industry at the expense of existing competitors.


WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS WHICH WOULD AFFECT OUR ABILITY TO COMPETE IN OUR INDUSTRY.

         Our intellectual property relates to the initiation, receipt and management of digital communications. We rely in part on trade secret, unfair competition, trade dress and trademark law to protect our rights to certain aspects of our intellectual property, including our software technologies, domain names and recognized trademarks, all of which we believe are important to the success of our products and our competitive position. There can be no assurance that any of our trademark applications will result in the issuance of a registered trademark, or that any trademark granted will be effective in thwarting competition or be held valid if subsequently challenged. In addition, there can be no assurance that the actions taken by us to protect our proprietary rights will be adequate to prevent imitation of our products, that our proprietary information will not become known to competitors, that we can meaningfully protect our rights to unpatented proprietary information or that others will not independently develop substantially equivalent or better products that do not infringe on our intellectual property rights.

         We could be required to devote substantial resources to enforce and protect our intellectual property, which could divert our resources from the conduct of our business and result in increased expenses. In addition, an adverse determination in litigation could subject us to the loss of our rights to particular intellectual property, could require us to grant licenses to third parties, could prevent us from selling or using certain aspects of our products or could subject us to substantial liability, any of which could reduce our sales and/or result in the entry of additional competitors into our industry.

WE MAY BECOME SUBJECT TO LITIGATION FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS THE AFFECT OF WHICH COULD CAUSE US TO CEASE MARKETING AND EXPLOITING OUR PRODUCTS.

         Others may initiate claims against us for infringing on their intellectual property rights. We may be subject to costly litigation relating to such infringement claims and we may be required to pay compensatory and punitive damages or license fees if we settle or are found culpable in such litigation. In addition, we may be precluded from offering products that rely on intellectual property that is found to have been infringed by us. We also may be required to cease offering the affected products while a determination as to infringement is considered and could eventually be required to modify our products to cease the infringing activity. These developments could cause a decrease in our operating income and reduce our available cash flow, which could harm our business and cause our stock price to decline.

WE MAY HAVE TO EXPEND SIGNIFICANT RESOURCES DEVELOPING ALTERNATIVE TECHNOLOGIES IN THE EVENT THAT THIRD PARTY LICENSES FOR INTELLECTUAL PROPERTY UPON WHICH OUR BUSINESS DEPENDS ARE NOT AVAILABLE OR ARE NOT AVAILABLE ON TERMS ACCEPTABLE TO US.

         We rely on certain intellectual property licensed from third parties and may be required to license additional products from third parties in the future. There can be no assurance that these third party licenses will be available or will continue to be available to us on acceptable terms or at all. Our inability to enter into and maintain any license necessary for the conduct of our business could result in our expenditure of significant capital to develop or obtain alternate technologies and to integrate such alternate technologies into our current products, or could result in our cessation of the development or sales of products for which such licenses are necessary.


WE MAY BE UNABLE TO ATTRACT AND RETAIN QUALIFIED, EXPERIENCED, HIGHLY SKILLED PERSONNEL, WHICH COULD ADVERSELY AFFECT THE IMPLEMENTATION OF OUR BUSINESS PLAN.


         Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. In particular, we are heavily dependent on the continued services of Craig Ellins and the other members of our senior management team. We do not have long-term employment agreements with any of the members of our senior management team, each of whom may voluntarily terminate his or her employment with us at any time. Following any termination of employment, these employees would not be subject to any non-competition covenants or non-solicitation covenants. The loss of any key employee, including members of our senior management team, could result in a decrease in the efficacy with which we implement our business plan due to the loss of our experienced managers, increased competition in our industry and could negatively impact our sales and marketing operations. Our inability to attract highly skilled personnel with sufficient experience in our industry could result in less innovation in our products and a consequent decrease in our competitive position, and a decrease in the quality of our service to our affiliates and end users and a consequent decrease in our sales, revenue and operating income.

OUR SENIOR MANAGEMENT'S LIMITED EXPERIENCE MANAGING A PUBLICLY TRADED COMPANY MAY DIVERT MANAGEMENT'S ATTENTION FROM OPERATIONS AND HARM OUR BUSINESS.

         Prior to serving as our executive officers, our management team had no experience managing the reporting requirements of the federal securities laws as the Chief Executive Officer and Chief Financial Officer of a publicly traded company. Management will be required to implement appropriate programs and policies to comply with existing disclosure requirements and to respond to increased reporting requirements pursuant to Section 404 of the Sarbanes-Oxley Act. These increased requirements include the preparation of an internal report which states the responsibility of management for establishing and maintaining an adequate internal control structure and procedures for financial reporting and containing an assessment, as of the end of each fiscal year, of the effectiveness of the internal control structure and procedures for financial reporting. Management's efforts to familiarize itself with and to implement appropriate procedures to comply with the disclosure requirements of the federal securities laws could divert its attention from the operation of our business. Management's failure to comply with the disclosure requirements of the federal securities laws could lead to the imposition of fines and penalties by the Securities and Exchange Commission ("SEC") or the cessation of quotation of our common stock on the OTC Bulletin Board.


IF WE ARE NOT ABLE TO RESPOND TO THE ADOPTION OF TECHNOLOGICAL INNOVATION IN OUR INDUSTRY AND CHANGES IN CONSUMER DEMAND, OUR PRODUCTS WILL CEASE TO BE COMPETITIVE, WHICH COULD RESULT IN A DECREASE IN REVENUE AND HARM OUR BUSINESS.

         Our future success will depend, in part, on our ability to keep up with changes in consumer tastes and our continued ability to differentiate our products through implementation of new technologies. We may not, however, be able to successfully do so, and our competitors may be able to implement new technologies at a much lower cost. These types of developments could render our products less competitive and possibly eliminate any differentiating advantage that we might hold at the present time.

            OTHER RISKS RELATED TO AN INVESTMENT IN OUR COMMON STOCK


THERE IS LIMITED TRADING,  AND  CONSEQUENTLY  LIMITED  LIQUIDITY,  OF OUR COMMON
STOCK.

         Bid and ask prices for shares of our common stock are quoted on the OTC Bulletin Board under the symbol "DFXN." Although prices for our shares of common stock are quoted on the OTC Bulletin Board, there is limited trading of our common stock and our common stock is not broadly followed by securities analysts. The average daily volume of our common stock as reported on the OTC Bulletin Board for the six- and twelve-month periods ended June 30, 2006 were 198 shares and 320 shares, respectively. Consequently, shareholders may find it difficult to sell shares of our common stock.

         While we are hopeful that we will command the interest of a greater number of investors and analysts, more active trading of our common stock may never develop or be maintained. More active trading generally results in lower price volatility and more efficient execution of buy and sell orders. The absence of active trading reduces the liquidity of our common stock. As a result of the lack of trading activity, the quoted price for our common stock on the OTC Bulletin Board is not necessarily a reliable indicator of its fair market value. Further, if we cease to be quoted, holders of our common stock would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and the market value of our common stock would likely decline.


THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS, AND YOU MAY BE UNABLE TO RESELL YOUR SHARES AT OR ABOVE THE PRICE AT WHICH YOU PURCHASED SUCH SHARES.

         The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including announcements of new products or services by our competitors. In addition, the market price of our common stock could be subject to wide fluctuations in response to a variety of factors, including:

         o        quarterly variations in our revenues and operating expenses;

         o developments in the financial markets, and the worldwide or regional economies;

         o announcements of innovations or new products or services by us or our competitors;

         o        fluctuations in merchant credit card interest rates;

         o significant sales of our common stock or other securities in the open market; and

         o        changes in accounting principles.


         In the past, shareholders have often instituted securities class action litigation after periods of volatility in the market price of a company's securities. If a shareholder were to file any such class action suit against us, we would incur substantial legal fees and our management's attention and resources would be diverted from operating our business to respond to the litigation, which could impact our productivity and profitability.


SUBSTANTIAL FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD CAUSE OUR STOCK PRICE TO FALL.

         Upon the effectiveness of any registration statement that we may file with respect to the resale of shares held by our shareholders, a significant number of our shares of common stock may become eligible for sale. The sale of these shares could depress the market price of our common stock. Sales of a significant number of shares of our common stock in the open market could harm the market price of our common stock. A reduced market price for our shares could make it more difficult to raise funds through future offerings of common stock.

         Moreover, as additional shares of our common stock become available for resale in the open market (including shares issued upon the exercise of our outstanding warrants), the supply of our publicly traded shares will increase, which could decrease its price.


         Some of our shares may also be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market price of our shares. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC of a notification on Form 144, sell into the market shares up to an amount equal to 1% of the outstanding shares.


THE SALE OF SECURITIES BY US IN ANY EQUITY OR DEBT FINANCING COULD RESULT IN DILUTION TO OUR EXISTING SHAREHOLDERS AND HAVE A MATERIAL ADVERSE EFFECT ON OUR EARNINGS.

         Any sale of common stock by us in a future private placement offering could result in dilution to the existing shareholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional brands, or by establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our shareholders' stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.



WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE, AND ANY RETURN ON INVESTMENT MAY BE LIMITED TO POTENTIAL FUTURE APPRECIATION ON THE VALUE OF OUR COMMON STOCK.

         We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our common stock.


OUR OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS, CONTROLLING APPROXIMATELY 85% OF OUR OUTSTANDING COMMON STOCK, CAN EXERT SIGNIFICANT INFLUENCE OVER US AND MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTERESTS OF ALL SHAREHOLDERS.


         Our officers, directors and principal shareholders (greater than 5% shareholders) collectively control approximately 85% of our outstanding common stock. As a result, these shareholders will be able to affect the outcome of, or exert significant influence over, all matters requiring shareholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our shareholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other shareholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.

ANTI-TAKEOVER PROVISIONS MAY LIMIT THE ABILITY OF ANOTHER PARTY TO ACQUIRE US, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

         Our articles of incorporation, as amended, our bylaws and Florida law contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our shareholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, including the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains "forward-looking statements" that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation: statements regarding proposed new services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management's goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes" and "estimates," and similar expressions, as well as statements in future tense, identify forward-looking statements.

         Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

         o our failure to implement our business plan within the time period we originally planned to accomplish; and

         o        other factors  discussed  under the headings  "Risk  Factors,"
                  "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

         Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

                                USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares to be offered by the selling shareholders. The proceeds from the sale of each selling shareholder's common stock will belong to that selling shareholder.

                            MARKET FOR COMMON EQUITY
                         AND RELATED SHAREHOLDER MATTERS

COMMON STOCK

         Our common stock is quoted on the OTC Bulletin Board under the symbol "DFXN." The following table sets forth, for the periods indicated, the high and low bid information for our common stock, as determined from sporadic quotations on the OTC Bulletin Board. The information has been adjusted to reflect a 1-for-50 reverse stock split of our common stock which took effect on August 1, 2006, after the periods presented. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                           HIGH          LOW
                                                           ----          ---
         YEAR ENDED DECEMBER 31, 2004
              First Quarter........................       $3.50         $1.00
              Second Quarter.......................       $3.50         $1.00
              Third Quarter........................       $2.50         $1.25
              Fourth Quarter.......................       $7.50         $1.00

         YEAR ENDED DECEMBER 31, 2005
              First Quarter........................       $2.00         $1.50
              Second Quarter.......................       $72.50        $1.00
              Third Quarter........................       $8.00         $4.00
              Fourth Quarter.......................       $25.00        $4.50

         YEAR ENDED DECEMBER 31, 2006
              First Quarter........................       $20.00        $1.50
              Second Quarter.......................       $16.50        $5.00
              Third Quarter........................       $15.50        $2.00


         On October 3, 2006, the closing sales price of our common stock as reported on the OTC Bulletin Board was $10.35 per share. As of October 3, 2006, there were approximately 154 record holders of our common stock.


DIVIDENDS

         We have never paid dividends on our common stock. We intend to retain our future earnings to re-invest in our ongoing business.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS


         THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITION AND LIQUIDITY AND CASH FLOWS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2005 AND 2004, AND THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005. ALL FINANCIAL INFORMATION THAT FOLLOWS IS THAT OF OUR COMPANY, VMDIRECT AND VMDIRECT'S WHOLLY-OWNED U.K. SUBSIDIARIES. THE DISCUSSION AND ANALYSIS THAT FOLLOWS SHOULD BE READ TOGETHER WITH OUR FINANCIAL STATEMENTS AND THE NOTES TO OUR FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ARE FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED UPON JUDGMENTS CONCERNING VARIOUS FACTORS THAT ARE BEYOND OUR CONTROL.


OVERVIEW

         We are a social networking and digital communications company that, directly and through a multi-tiered affiliate program, offers a suite of proprietary digital communication tools, including video email, video instant messaging, live webcasting, and digital vault storage. Our social networking website, www.helloWorld.com, operated by our wholly-owned subsidiary, DigitalFX Networks, LLC, a Nevada limited liability company, targets users from ages 25 to
55. The site features a full suite of digital communication tools, and members pay a monthly subscription fee to use the tools and participate in the social network. Additionally, our website, www.vmdirect.com, operated by our wholly-owned subsidiary VMdirect, offers affiliates the tools necessary to effectively market and distribute our digital communication tools.


         Our multi-tiered affiliate program drives the growth of our business. Rather than using traditional advertising and marketing methods, we chose to create a multi-tiered affiliate program to develop new customers. Affiliates earn retail commissions on a monthly residual basis by acquiring new customers for us. Affiliates earn additional commissions from the sales activities of affiliates who they personally enroll. These rewards are extended for up to eight generations of affiliates, meaning that an affiliate earns a commission on the sales of the affiliates they have personally enrolled as well as on the sales of second-, third-, and fourth-generation affiliates, potentially eight levels deep. Our affiliate compensation plan is structured on a 3x8 matrix, meaning affiliates can each enroll three affiliates underneath themselves, before they begin to build their next organizational level. The layers of three continue down a total of eight levels.


GENERAL

         Net sales are comprised of gross sales less credits, returns and allowances.

         Cost of goods sold consists primarily of technology fees, portal content and support costs, materials in welcome packs, fulfillment expenses, inbound and outbound freight costs, and reserve for inventory obsolescence.

         Operating expenses consist primarily of commissions to independent affiliates, application support costs, marketing programs, and corporate infrastructure costs. We expect that our operating expenses will decrease as a percentage of net sales if we are able to increase our net sales through expansion and growth. We expect this reduction in operating expenses as a percent of sales will be partially offset by the development of new product lines and geographies, and the increased costs of operating as a public company.

         Historically, we have funded our working capital needs primarily through the sale of our equity securities.

         The exchange transaction was accounted for as a reverse merger (recapitalization) with VMdirect deemed to be the accounting acquirer, and us deemed to be the legal acquirer. Immediately prior to the exchange transaction, we had no material operations, assets, or liabilities. Accordingly, for all meaningful purposes, the following discussion, which represents a discussion of the operations of our wholly-owned subsidiary, VMdirect, for the periods presented, represents a discussion of our operations for the periods presented.

RESULTS OF OPERATIONS

     SIX MONTHS ENDED JUNE 30, 2006 COMPARED WITH SIX MONTHS ENDED JUNE30, 2005


         Revenues increased $7,767,000 or 573% to $9,122,000 for the six months ended June 30, 2006 from $1,355,000 for the corresponding period in 2005. This increase was due to a significant increase in our customer base who are generating, on average, more revenue per customer. We have four business packages available to affiliates for purchase ranging in price from approximately $70 to $1,996. In the six months ended June 30, 2005, 44% of new customers purchased packages at the lowest level. For the six months ended June 30, 2006, only 26% of new customers purchased packages at the lowest level, resulting in an increase in the average revenue per package per new customer. This increase was also, in part, due to our penetration into international markets, specifically in the United Kingdom, Australia and New Zealand. We began transacting business in the United Kingdom in June 2005, and consequently had one month of operations in the United Kingdom for the six months ended June 30, 2005. We began transacting business in Australia and New Zealand in January 2006, and consequently had six months of operations in each of the United Kingdom, Australia and New Zealand for the six months ended June 30, 2006. While these international markets accounted for 13% of the revenue increase, the United States and Canadian markets collectively grew 498% in the same six-month period. Management expects sales to increase significantly over the first half of 2006.


         Gross Profit increased $6,259,000 to $7,245,000 for the six months ended June 30, 2006 from $986,000 for the corresponding period in 2005. Gross Profit as a percentage of net sales was 79% for the six months ended June 30, 2006 and 73% for the corresponding period in 2005. This was due to higher margins realized on the product selections of the expanding customer base, to cost improvements and to economies of scale in services provided for recurring products.


         Commissions and bonuses paid to affiliates increased $3,852,000 or 729% to $4,380,000 for the six months ended June 30, 2006 from $528,000 in the corresponding period in 2005. This increase is primarily related to sales volume growth. Sales volume in the United States and Canada collectively grew 498% in the six months ended June 30, 2006 due primarily to over 7,500 new affiliates joining during this period, as compared to 867 new affiliates joining in the six months ended June 30, 2005. Additionally, as a percentage of net sales, commission expenses increased from 39% to 48% due to more lucrative commission payments as affiliates advance in rank.


         Other Operating Expenses include Product Development, Marketing, Customer and Technical Support and General and Administrative. Total Operating Expenses increased $984,000 or 80% to $2,213,000 for the six months ended June 30, 2006 from $1,229,000 for the corresponding period in 2005. As a percentage of net sales, Operating Expenses decreased from 90% for the six months ended June 30, 2005 to 24% in the corresponding period in 2006. The increased spending was primarily associated with product development, marketing programs, the expansion of technical support personnel, other staffing additions and increased merchant fees directly related to sales volume.

         Operating Profit improved $788,000 from a loss of $771,000 for the six months ended June 30, 2005 to Operating Income of $17,000 in the corresponding period in 2006. This increase in Operating Profit was the result of the increase in revenue and leveraged operating expenses.

         Other Income (Expense) net was ($22,000) for the six months ended June 30, 2006 as compared with nil for the six months ended June 30, 2005.

         Net Loss improved $765,000 from a loss of $771,000 for the six months ended June 30, 2005 to a Net Loss of $5,000 in the corresponding period in 2006 as a result of the combination of the factors discussed above.

     YEAR ENDED DECEMBER 31, 2005 COMPARED WITH YEAR ENDED DECEMBER 31, 2004

         Net Sales increased $2,923,000 or 136% to $5,068,000 in the year ended December 31, 2005 from $2,145,000 for the corresponding period in 2004. This increase was due to increased sales in all product groups and to the start-up of the business in the United Kingdom and Mexico. Sales in the United Kingdom and Mexico in Fiscal 2005 totaled $596,000 and $11,000, respectively. Management expects that sales will increase significantly in the year ended December 31, 2006, although the rate of this increase will depend on the success of the products and their ability to continue to achieve acceptance in the marketplace.

         Gross Profit increased $1,841,000 to $3,820,000 in Fiscal 2005 from $1,979,000 in Fiscal 2004. Gross Profit as a percentage of net sales decreased from 92% to 75% due primarily to product mix with the strong growth in affiliate business packages at a lower margin than subscription revenues. Product enhancements also caused Gross Profit to decrease as a percentage of sales. Management anticipates that the Company will continue to experience similar levels of gross margin as management seeks out suppliers with competitive pricing for quality products and services.

         Commission expenses increased $1,387,000 or 145% to $2,341,000 in Fiscal 2005 from $954,000 in Fiscal 2004. This increase is directly related to sales volume growth. Additionally, as a percentage of net sales, Commission expenses increased from 44% to 46% due to new commission programs instituted.

         Other Operating Expenses increased $6,000 to $2,646,000 in Fiscal 2005 from $2,640,000 in Fiscal 2004. As a percentage of net sales, Operating Expenses decreased from 123% in Fiscal 2004 to 52% in Fiscal 2005. The increased spending was primarily associated with marketing programs, expansion of technical support, commissions, merchant fees, international operations expenses and increased staffing.

         Loss from Operations decreased $447,000 or 28% to $1,167,000 in Fiscal 2005 from $1,615,000 in Fiscal 2004. Loss from Operations as a percentage of net sales decreased from 75% in fiscal 2004 to 23% in Fiscal 2005.
 This decrease was primarily the result of the increase in revenue.

         Other Income (Expense) net was ($56,000) in Fiscal 2005 as compared with $5,000 in Fiscal 2004.

         Net  Loss  decreased   $386,000  to  $1,224,000  in  Fiscal  2005  from
$1,609,000 in Fiscal 2004 as a result of the combination of the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

         Our  cash   requirements   are   principally   for   working   capital.
Historically, we funded our working capital needs through the sale of equity interests and through additional capital contributions by our former members.

         For the six months ended June 30, 2006, cash provided by operating activities was $149,000 and consisted of a net loss of $5,000 which was increased by non-cash items of $78,000 and by $75,000 due to changes in other operating assets and liabilities. The latter consisted of increases in accounts payable and accrued expenses of $1,130,000 offset by increases in accounts receivable of $357,000, inventory of $145,000, and other assets of $553,000.

         For the six months ended June 30, 2005, cash used in operating activities was $879,000 and consisted of a net loss of $772,000 which was increased by non-cash items of $15,000 and by $123,000 due to changes in other operating assets and liabilities. The latter consisted of increases in accounts payable and accrued expenses of $86,000 partially offset by increases in current assets of $46,000 and other assets of $163,000.

         Investing Activities during the six months ended June 30, 2006 and 2005 were the result of capital expenditures, primarily for computer and video equipment and software licenses.

         Financing Activities during the six months ended June 30, 2006 and 2005 consisted entirely of proceeds from the sale of equity interests and additional capital contributions by former members. Cash provided by financing activities decreased $644,000 to $310,000 from $954,000.

         We expect that with our present cash flows from operating activities, we will have adequate working capital to continue to grow our operations and develop our products, international markets and business plan as anticipated. While there is currently no definitive plan of debt or equity financing, there is no assurance that external financing will be available if needed in the future, or if available, that it would be available on terms acceptable to us.

CREDIT FACILITIES

         In Fiscal 2005, we set up a business credit line with Wells Fargo Bank for $65,000 at an annual percentage rate of 12.75%. We utilized this credit line in Fiscal 2005 in February for $7,000 and in August for $11,000. Both borrowings were paid off within 60 days.

DEBT

         On August 22, 2002 the Company issued a promissory note in the principal amount of $50,000 to an individual in order to fund working capital needs. The note accrues interest at a rate of 5%. The note and accrued interest were paid in full in April 2006.

OFF-BALANCE SHEET ARRANGEMENTS

         We have no off-balance sheet arrangements or financing activities with special purpose entities.

BACKLOG

         Backlog is only relevant to our affiliate business packages and merchandise product lines. We do not believe that backlog is a meaningful indicator of future business prospects due to the short period of time from customer kit or merchandise order to product shipment. Most products are shipped one to two days from the date ordered; therefore, backlog information is not material to an understanding of our business.

GEOGRAPHIC INFORMATION

         Sales in the United States and Canada for the six months ended June 30, 2006 accounted for 87% of revenue and 98% of revenue for the corresponding period in 2005. International sales in the United Kingdom represented the remaining 2% for the six months ended June 30, 2005. International sales in the United Kingdom, Mexico, Australia and New Zealand accounted for the remaining 13% in the six months ended June 30, 2006. All of our significant fixed assets are located in the United States.

         Sales in the United States and Canada accounted for 100% of our revenue in fiscal 2004 and 88% in fiscal 2005. International sales in the United Kingdom and Mexico accounted for the remaining revenue in fiscal 2005.

CRITICAL ACCOUNTING POLICIES

         We prepare our Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expenses during the year. Actual results could differ from those estimates. We consider the following policies to be most critical in understanding the judgments that are involved in preparing our financial statements and the uncertainties that could impact our results of operations, financial condition and cash flows.

     REVENUES

         Revenue is generated through the sale of video mail subscriptions to both Affiliate and retail customers and selling aids to Affiliates. These sales are, in part, on a continuity basis, in which these customers agree to accept monthly charges for recurring services. Revenue related to individual orders of products by customers is recognized upon shipment, while revenues for services are recognized as the underlying services are provisioned. Deferred revenue consists primarily of advanced payments for Company products or services not yet shipped or performed. Fulfillment of product orders is handled both internally and through third-parties, and in all cases VMdirect has title to the goods prior to shipment. In addition, consigned inventory, held at third-party distribution facilities, is recorded in revenue upon the sale and shipment to our customers.

     SHIPPING AND HANDLING FEES

         Shipping and handling costs billed to customers are included in sales and the related costs are included in cost of goods sold. Shipping and handling costs are charged to expense as incurred.

     PRODUCT RETURNS

         Products returned within the first 30 days of purchase will be refunded at 90 percent of the sales price to first-time purchasers. This 30 day return policy is offered to members only on their first order of any given product offered by the Company. Returned product that was damaged during shipment to the customer is 100 percent refundable. Product returns are tracked for a potential reserve founded on historical experience.

         Allowance for product returns are provided at the time the product is shipped. This accrual is based upon historic trends and experience. If the actual product returns differ from past experience, changes in the allowance are made. Allowances for chargebacks or disputed charges are provided based on historical data. If actual chargeback activity differs from past experience, changes in the allowance is made.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS

         Our receivables consist primarily of receivables from credit card companies, arising from the sale of product and services to our customers. We do not record an allowance for doubtful accounts, as monies processed by the merchant processors are collected within three to five days.

     INVENTORIES

         Inventories are written down to provide for estimated obsolete or unsalable inventory based on assumptions about future demand for our products and market conditions. If future demand and market conditions are less favorable than management's assumptions, additional inventory write-downs could be required. Likewise, favorable future demand and market conditions could positively impact future operating results if written-off inventory is sold.

     STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), established a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. SFAS No. 123 was amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which required companies to disclose in interim financial statements the pro forma effect on net income (loss) and net income (loss) per common share of the estimated fair market value of stock options or warrants issued to employees. Through December 31, 2005, the Company accounted for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), with pro forma disclosures of net income (loss) as if the fair value method had been applied. Accordingly, compensation cost for stock options was measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

         As the exercise price of stock options and warrants issued to employees was not less than the fair market value of the Company's common stock on the date of grant, and in accordance with accounting for such options utilizing the intrinsic value method, there was no related compensation expense recorded in the Company's 2005 consolidated financial statements. The fair value of stock options and warrants issued to officers, directors and employees at not less than fair market value of the Company's common stock on the date of grant was estimated using the Black-Scholes option-pricing model, and the effect on the Company's results of operations was required to be disclosed as if such stock options and warrants had been accounted for pursuant to SFAS No. 123.


         In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS No. 123R"), a revision to SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123R superseded APB No. 25 and amended SFAS No. 95, "Statement of Cash Flows." Effective January 1, 2006, SFAS No. 123R requires that the Company measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the awards, with the cost to be recognized as compensation expense in the Company's financial statements over the vesting period of the awards.


         Accordingly, the Company recognizes compensation cost for equity-based compensation for all new or modified grants issued after December 31, 2005. In addition, commencing January 1, 2006, the Company recognizes the unvested portion of the grant date fair value of awards issued prior to adoption of SFAS No. 123R based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding stock options and warrants.


         The Company adopted SFAS No. 123R effective January 1, 2006, and is using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date.


         The Company accounts for stock option and warrant grants issued to non-employees using the guidance of SFAS No. 123, "Accounting for Stock-Based Compensation" and EITF No. 96-18: "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," whereby the fair value of such option and warrant grants is determined using the Black-Scholes option pricing model at the earlier of the date at which the non-employee's performance is completed or a performance commitment is reached.

RECENT ACCOUNTING POLICIES

         In May 2005, the FASB issued Statement No. 154 ("SFAS 154") "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects of the cumulative effect of the change. In the event the Company changes accounting principles, it will evaluate the impact of SFAS 154.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

         We currently have limited financial market risks from changes in foreign currency exchange rates or changes in interest rates and do not use derivative financial instruments. In Fiscal 2005, 3% of our revenue was transacted in British pounds. In the future, we expect to enter into transactions in other currencies. An adverse change in exchange rates would result in a decline in income before taxes, assuming that each exchange rate would change in the same direction relative to the U.S. dollar. In addition to the direct effects of changes in exchange rates, such changes typically affect the volume of sales or foreign currency sales price as competitors' products become more or less attractive.

                                    BUSINESS

CORPORATE HISTORY

         We were incorporated on January 23, 1991 under the laws of the state of Florida. Prior to November 2001, we provided intelligent message communications services to enterprises in the travel and hospitality sectors. In November 2001, we sold substantially all of our assets to Avery Communications, Inc. ("Avery") after which we continued without material business assets, operations or revenues.


         On June 22, 2004, we consummated the transactions contemplated by a certain Securities Purchase Agreement dated June 10, 2004, by and among the Company, Keating Reverse Merger Fund, LLC, Thurston Interests, LLC and certain other shareholders of the Company. The transactions resulted in a change of control of the Company. Prior to this transaction Thurston Interests, LLC was our majority shareholder. Thurston Group, Inc., one of Thurston Interests, LLC's related entities, provided consulting services to us in connection with potential financing, merger and/or acquisition transactions. Thurston Communications Corporation, another of Thurston Interests, LLC's related entities, engaged in several bridge financings of Aelix, Inc., a former subsidiary of the Company. Thurston Interests, LLC and its related entities are hereinafter referred to as "Thurston."

         Prior to entering into the Purchase Agreement, our debt owed to Thurston in the principal amount of $4,686,799, together with accrued interest totaling $1,840,921, was satisfied by our issuance of a convertible promissory note in the principal amount of $1,228,870 (the "First Note") and a convertible promissory note in the principal amount of $60,000 (the "Second Note") to Thurston. Both notes were convertible into our common stock at a conversion price of $2.50 per share. Thurston, our majority shareholder prior to the closing of the transactions contemplated under the Purchase Agreement, also paid, on our behalf, an outstanding promissory note in the amount of $200,000, plus interest of $10,667, and assumed certain accounts payable and accrued expenses totaling $166,437.

         We also settled with an unrelated party a debt in the amount of $100,000, together with accrued interest, by the issuance of a $27,500 note, which was convertible, at the election of the holder, into shares of our common stock at $2.50 per share.

         Pursuant to the Purchase Agreement, (i) Thurston and the other shareholders sold 177,122 previously issued shares of our common stock to KRM Fund, for a purchase price of approximately $1.9196 per share; (ii) Thurston sold the First Note to KRM Fund; (iii) KRM Fund converted the First Note into 491,548 shares of our common stock, at a conversion price of $2.50 per share; and (iv) we issued KRM Fund 20,000 shares of our common stock for a total purchase price of $50,000, or $2.50 per share. Additionally, Thurston converted the Second Note into 24,000 shares of our common stock, at a conversion price of $2.50 per share.

         Immediately following the closing of the Purchase Agreement, KRM Fund purchased from an unrelated party a convertible promissory note issued by us in the principal amount of $27,500, which was convertible into shares of our common stock at a conversion price of $2.50 per share. KRM Fund in turn converted this note into 11,000 shares of our common stock.


         Effective as of the closing of the Purchase Agreement, Patrick J. Haynes, III resigned as our Chief Executive Officer and a director, Robert T. Isham, Jr. resigned as a director, Thomas C. Ratchford resigned as our Chief Financial Officer, and Kevin R. Keating was appointed as our sole director, President, Treasurer and Secretary. Concurrently, our principal executive office was moved to 936A Beachland Boulevard, Suite 13, Vero Beach, FL 32963.

         We have no ongoing relationship with Thurston.

         On October 31, 2004, we entered into a Letter of Intent to acquire Taxus (Cayman) Inc., a company incorporated under the laws of the Cayman Islands ("Taxus"). Taxus owns and operates its business through a Chinese wholly-owned foreign enterprise, which has exclusive management and licensing agreements with Beijing Taxus Co. Ltd., a private Chinese enterprise ("Beijing Taxus"). Beijing Taxus was established in 2000 and is currently headquartered in Beijing, China. Beijing Taxus is a bio-tech company specializing in the research, breeding and extraction of Taxus plants, also known as yew trees. Effective April 13, 2005, we terminated this Letter of Intent due to the failure of Taxus to deliver U.S. GAAP financial statements and the appropriate Chinese regulatory approvals within 60 days of the date of the Letter of Intent.


         On April 25, 2005, we entered into a Letter of Intent to acquire Private Brands, Inc., a California corporation ("Private Brands") from Tarrant Apparel Group, a California corporation ("Tarrant"). Private Brands is a wholly-owned subsidiary of Tarrant. Private Brands is a Los Angeles, California based apparel company focused on acquiring or exclusively licensing rights to brand names. Effective June 16, 2005, the parties mutually agreed to terminate this Letter of Intent.

         Effective August 11, 2005, we entered into an Exchange Agreement with Elwin Group Limited, an International Business Company incorporated in the British Virgin Islands ("Elwin"), each of the equity owners of Elwin (the "Elwin Members"), and KRM Fund. Elwin through its affiliates and controlled entities is a producer of primary aluminum ingots. Effective September 21, 2005, we terminated the Exchange Agreement with Elwin due to the failure of the transactions contemplated thereunder to have been consummated by September 15, 2005.

         On December 15, 2005, we entered into an agreement and plan of merger with EcoTechnology, Inc., a Delaware corporation ("EcoTech") and Qorus Acquisition, Inc., a Delaware corporation and our wholly-owned subsidiary ("Merger Sub"). EcoTech is in the business of designing, building, owning and operating industrial plants that deploy a state-of-the-art, proprietary thermal drying and gasification process to reduce human waste (commonly referred to in the industry as "sludge" or "biosolids") into dry bio-ash that is beneficially reused in mulch, fertilizer, and building products. Effective February 8, 2006, we terminated this Merger Agreement due to the failure of the transactions contemplated thereunder to have been consummated by January 31, 2006.


         Effective February 23, 2006, we entered into an Exchange Agreement with Shiming (Cayman) Co., Ltd., ("Shiming"), an exempted company incorporated in the Cayman Islands with limited liability, each of the equity owners of Shiming (the "Shiming Shareholders"), and KRM Fund. Shiming through its affiliates and controlled entities were engaged in the research and development, product design, marketing and product support of mainly high speed broadband server hardware and multimedia software. Effective March 15, 2006, we terminated this Exchange Agreement with Shiming due to Shiming's failure to provide audited financial statements prepared in accordance with U.S. GAAP.

         On May 23, 2006, we entered into an Exchange Agreement (the "Exchange Agreement") with VMdirect, L.L.C., a Nevada limited liability company, the members of VMdirect holding a majority of its membership interests, and KRM Fund. The closing of the transactions contemplated by the Exchange Agreement occurred on June 15, 2006. At the closing, we acquired all of the outstanding membership interests of VMdirect from the VMdirect Members, and the VMdirect Members contributed all of their Interests to us. In exchange, we issued to the VMdirect Members 1,014,589 shares of our Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), which, as a result of the approval by a substantial majority of our outstanding shareholders entitled to vote and the approval by our board of directors on June 22, 2006, of amendments to our articles of incorporation that (i) changed our name to DigitalFX

International, Inc., (ii) increased our authorized number of shares of common stock to 100,000,000, and (iii) adopted a 1-for-50 reverse stock split, on August 1, 2006 converted into approximately 21,150,959 shares of our common stock. We also assumed options currently exercisable to purchase 962,499 shares of our common stock and warrants currently exercisable to purchase 1,552,495 shares of our common stock.

         The following parties constituted the VMdirect Members: Craig Ellins, Amy Black, The Richard Kall Family Trust, Lizanne Kall, David Weiner, Family Products, LLC, Bruce Raben, the Bruce I. Raben Living Trust, Joe Bianco, Jorel Management Corp., Mathias Venture Partners, LLC, Peter Newman, Woodman
Management Corporation, SAM Venture Partners, Lorne Walker, Kurt Adelman, Douglas and Terry McNamara, Beverly C. Wolfe, Strategic Turnaround Equity Partners, L.P. (Cayman), MER Investments, Inc. and John Pretto.


         At the closing, VMdirect became our wholly-owned subsidiary. The exchange transaction was accounted for as a reverse merger (recapitalization) with VMdirect deemed to be the accounting acquirer, and us deemed to be the legal acquirer.

         As a result of the  closing  of the  transactions  contemplated  by the
Exchange  Agreement,  the  VMdirect  Members  hold  approximately  95.8%  of the outstanding shares of our common stock, and our shareholders existing immediately prior to the closing hold approximately 923,497 shares of our common stock, representing approximately 4.2% of our outstanding shares of common stock.

         Following the closing of the transactions contemplated by the Exchange Agreement, Craig Ellins, VMdirect's Chief Executive Officer and one of its former members and managers, became our Chairman, Chief Executive Officer and President, and Lorne Walker, VMdirect's Chief Financial Officer became our Chief Financial Officer and Secretary.


         At the closing of our acquisition of VMdirect, pursuant to the terms of the Exchange Agreement, we entered into a financial advisory agreement with Keating Securities, LLC, a registered broker-dealer, under which Keating Securities was compensated by us for advisory services rendered to us in connection with our acquisition of VMdirect. The transaction advisory fee of $500,000 was paid at the closing of the acquisition. Kevin R. Keating, one of our directors, is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of Keating Reverse Merger Fund, LLC. Keating Investments, LLC is also the managing member and 90% owner of Keating Securities, LLC, a registered broker-dealer. Keating Investments, LLC is also the managing member and 100% owner of Keating After Market Support, LLC. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, Keating Reverse Merger Fund, LLC, Keating Securities, LLC or Keating After Market Support, LLC and disclaims any beneficial interest in the shares of our common stock owned by Keating Reverse Merger Fund, LLC. Similarly, Keating Investments, LLC, Keating Reverse Merger Fund, LLC, Keating Securities, LLC and Keating After Market Support, LLC disclaim any beneficial interest in the shares of our common stock currently owned by Kevin R. Keating.


BUSINESS OF DIGITALFX INTERNATIONAL, INC.

     GENERAL OVERVIEW

         DigitalFX International, Inc. is a social networking and digital communications company. We develop and market proprietary web-based social networking software applications, including video email, video instant messaging and live webcasting. We bundle our proprietary applications with other open source applications and sell them as an integrated suite through an Internet-based subscription model. Our Web 2.0 communication tools enable users to create, transcode, send, manage and store all forms of digital media content (i.e., photos, videos, music, documents). These innovative social networking applications are scalable, customizable and highly extendible.

         Currently, the primary source of subscribers for these applications is our social networking website, www.helloworld.com. We intend to aggressively expand our subscription base by offering our suite of communications tools to affinity groups, enterprises and other social networks, using our multi-tiered marketing program that creates incentives for our affiliates to enroll other affiliates to assist them in marketing our products. By providing subscribers with our rich and expanding suite of collaborative applications, we are facilitating the rapidly accelerating trends in streaming media, social networking, podcasting and self-generated content. With our marketing strategy, which is based on a commission structure encouraging the expansion of the number of our marketing affiliates, and the ease of use of our products - designed to simplify the creation and management of digital media - we intend to simplify the digital lives of millions of subscribers.


         We  currently   market  our  products  on  the  Internet  and  maintain
affiliates in the United States, Canada, the United Kingdom, Mexico, Australia and New Zealand.

     BUSINESS AND MARKETING STRATEGY

         We utilize a combination of viral marketing and direct selling, as follows:


         The primary business strategy and the principal source of our recent growth involves our multi-tiered affiliate program. In the multi-tiered affiliate program, affiliates purchase business packages that range in price from approximately $70 to $1,996. These packages provide them with the products and tools they need to get started with their VMdirect business. The business packages include web cameras, an affiliate training CD, pre-paid HELLOWorld 30-day trial accounts and access to an online administration and training center, which includes a real-time commission engine, promotional tools, contact management systems, a video email auto-responder and other marketing tools. With these tools, affiliates use their personal sales efforts to share the benefits of HELLOWorld with others. Viral marketing dynamics occur as customers use the digital communications tools and share the opportunity to resell HELLOWorld. Early adopting consumers who are pleased with the product often communicate their positive experiences to friends and colleagues. Word can quickly spread to a new group of users, who in turn promote the product's benefits to others, who then do the same with the people they know. This type of word-of-mouth advertising has come to be described as "viral" marketing because it can rapidly spread from one person to another. Retail subscriptions start at $9.95 per month, depending on the level of features desired by the customer. Affiliates earn commissions by enrolling customers and other affiliates, participating in an enrollment matrix that pays commissions up to eight levels deep. As of September 30, 2006, we had 12,853 active affiliates.


     PRODUCTS

         DIGITALFX STUDIO

         Video Mail is an email client with streaming media options that allow users to create or reply with embedded video messages. The videos can be delivered in multiple media formats (e.g., Windows, Flash, Quicktime), ensuring higher delivery rates than ever before. Each email account comes with: a private video vault for storing and managing videos, the ability to upload custom graphics and videos, and the option to cut-and-paste video on demand onto external websites.

         Video IM is a video-enabled instant messenger tool that allows users to send real-time streaming video to anyone that has agreed to join their contact list.

         Live Webcasting is an easy-to-use webcasting tool that allows a user to broadcast live over the Internet to a number of simultaneous viewers.

         WEB-BASED SOCIAL NETWORKS

         HELLOWorld.com is a web portal utilizing a commercial-free, subscription-based application service provider model through which customers access our wide spectrum of streaming video content as well as an integrated suite of consumer-oriented streaming media applications, including video email, video chat and live web-casting. Through the portal, users are able to access their personal digital media vaults as well as a wide variety of video clips, including news, sports, music videos, and movie trailers.

     NEW ONLINE INITIATIVES

         We are currently in the process of redesigning the HELLOWorld.com site and adding more features and functionality, including video podcasting, video blogging, media share services, social networking functionality and voice over IP capabilities. To support our customers and affiliates, we have developed a complete line of video tutorials and maintain a technical support desk that is available twenty-four hours a day. Additionally, our marketing staff and account executives assist affiliates in becoming more effective in the areas of marketing and sales.

     COMPETITION

         We compete against well-capitalized streaming media and Internet companies as well as smaller companies. The market for our products and services is highly competitive. The streaming media sector is evolving and growing rapidly, and companies are continually introducing new products and services.


         We believe the streaming media solutions we offer are comparable and in many cases superior to those offered by our competitors because in addition to having superior picture quality, our primary product (helloWorld.com) is the only product that allows a user to upload any format of video and transcode it into a range of commonly used video formats to ensure that the video can be properly viewed. In addition to our products and services, we have a knowledgeable and attentive customer support team as well as dedicated account managers who focus on the needs of our customer and affiliate base.


         Competitive parameters include the range of our product offerings, the performance and quality of our products and services, the reliability of our infrastructure, our expertise and experience in streaming media technology, our scalability and capacity, ease of use, the price of our services, and the level of customer support.


         In the realm of streaming media services aimed at the consumer and small business marketplace, our competitors consist of numerous companies including Easystream, Playstream, Co-Video Systems and SightSpeed. In the domain of streaming media services targeted to mid-size and large enterprises, our competitors will include Akamai, VitalStream and Savvis, along with a number of smaller private companies. Additionally, with respect to HELLOWorld, the site and its features compete with broader social networking and Internet sites that include MySpace.com, LiveJournal.com and Skype.com.


         In some cases, competitors may have longer operating histories, more customers, greater financial strength and more recognized brands in the industry. These competitors may be able to attract customers more easily because of their financial resources and awareness in the market. Our larger competitors can also devote substantially more resources to business development and may adopt more aggressive pricing policies.

     TRADEMARKS, DOMAIN NAMES AND OTHER INTELLECTUAL PROPERTY

         Our registered intellectual property is primarily in the form of trademarks. We have registered the VMdirect(R) and Video Says It Better(R) trademarks with the United States Patent and Trademark Office and have filed applications for the registration of the trademarks helloWorld(TM), Connecting People, Changing Lives(TM), and Digital Life Made Simple(TM). We have not tried to register copyrights or patents on any of our software programs, methods, or other ideas, but we believe that some of our computer code may have common law copyright protection.

         We also own the www.vmdirect.com and www.helloworld.com domain names, and own or hold exclusive and non-exclusive licenses to several proprietary software applications relating to video e-mail, video instant messaging, live webcasting, digital vault storage technology and podcasting, including a perpetual non-exclusive license we obtained from RazorStream, LLC, a company majority owned by our majority shareholder, VM Investors, LLC, which is in turn owned by, among others, Craig Ellins and Amy Black, our Chief Executive Officer and President, and VMdirect's President, respectively.

         We have a policy of entering into confidentiality and non-disclosure agreements with our employees and some of our vendors and customers as we deem necessary. We also have a policy of not allowing customers to access our software's source code. These agreements and policies are intended to protect our intellectual property, but we cannot assure that these agreements or the other steps we have taken to protect our intellectual property will be sufficient to prevent theft, unauthorized use or adverse infringement claims. We cannot prevent piracy of our software, methods and features, and we cannot determine the extent to which our software, methods and features are being pirated. Further, the laws of some foreign countries do not protect our proprietary rights as well as the laws of the United States.

         We will continue to expand the VMdirect and HELLOWorld brands and our proprietary trademarks, domains and software.

     PRODUCT DEVELOPMENT


         We conduct continuing product development to support and expand our product offerings internally, as well as through the use of third party services. All product development to date outsourced to third parties has been discrete project work. Through June 30, 2006, five independent contractors were used on separate discrete projects. We spent $361,000 on product development through the first two quarters of 2006. That amount will continue to increase in 2006 as we are planning to release a new version of our digital media platform that will feature added functionality, including podcasting and enhanced email and IM messaging.

         In the years ended December 31, 2004 and 2005, we spent $481,000 and $289,000, respectively, on product development. The larger amount in fiscal 2004 was due to spending for the 4.0 product that was released in March 2005. Product development costs are not passed on to customers.


PRINCIPAL EXECUTIVE OFFICES

         Our principal executive offices are located at 3035 East Patrick Lane, Suite 9, Las Vegas, Nevada 89120. Our telephone number is (702) 938-9300.

EMPLOYEES


         As of October 3, 2006, we had 42 full-time employees and eight part-time employees. Since inception, we have never had a work stoppage, and our employees are not represented by a labor union. We consider our relationships with our employees to be positive.


DESCRIPTION OF PROPERTY


         Our offices are located in Las Vegas, Nevada. It is from these facilities that we conduct all of our executive and administrative functions, and ship our products to affiliates and consumers. We utilize approximately 11,000 sq. ft for our Las Vegas, Nevada facilities and pay $9,000 per month pursuant to the governing lease agreements. We believe that the facilities utilized by us are well maintained, in good operating condition and adequate to meet our current and foreseeable needs.

         VMdirect is party to a Sublease dated August 8, 2005 with Public Market Ventures, Inc. ("PMV"), pursuant to which we lease our administrative office space. VMdirect is also party to a Lease Agreement dated September 15, 2005 with Patrick Airport Business Center, LLC ("PABC" and together with PMV the
"landlord"), pursuant to which we lease warehousing space for our computer servers. We are not permitted to make any alterations or improvements to, or assign or sublease, the premises without the landlord's prior written consent. We are also required to execute, acknowledge and deliver to the landlord, within 15 days of the landlord's request, instruments or assurances as the landlord may deem necessary or appropriate to evidence or confirm the subordination or superiority of this lease to any security instrument. These leases are scheduled to expire on January 31, 2007.

GOVERNMENT REGULATION

         Our marketing program is subject to a number of federal and state regulations administered by the Federal Trade Commission and various state agencies in the United States, directed at preventing fraudulent or deceptive shams by ensuring that product sales are made to consumers of the products and that compensation, recognition, and advancement within the marketing organization are based on the sale of products rather than investment in the organization or other non-sales-related criteria. These regulatory requirements do not include "bright line" rules and are inherently fact-based. Thus, even though we believe that our marketing program complies with applicable federal and state laws or regulations, a governmental agency or court could determine that we have failed to meet these requirements in a particular case. Such an adverse determination could require us to make modifications to our marketing system, increasing our operating expenses. The negative publicity associated with such an adverse determination could also reduce affiliate and end user demand for our products, which would consequently reduce our sales and revenues.

         Our ability to capitalize on growth in new international markets and to maintain the current level of operations in our existing international markets is exposed to risks associated with international operations, including:

         o the possibility that a foreign government might ban or severely restrict our business method of selling through our affiliates, or that local civil unrest, political instability or changes in diplomatic or trade relationships might disrupt our operations in an international market;

         o the possibility that a government authority might impose legal, tax or other financial burdens on affiliates, as direct sellers, or on our company due, for example, to the structure of our operations in various markets; and

         o the possibility that a government authority might challenge the status of our affiliates as independent contractors or impose employment or social taxes on our affiliates.

         We conduct all of our international operations in Australia, Canada, Mexico, New Zealand and the United Kingdom. We have not been affected in the past by any of the potential political, legal or regulatory risks identified in this risk factor. While we do not consider these risks to be material in the foreign countries in which we currently operate, they may become material risks in other countries where we may expand our business.

         Legislative or regulatory changes in one or more of our present or future markets could lead to the determination that our marketing system do not comply with applicable laws and regulations and could result in the prohibition of our marketing system. Failure to comply with applicable laws and regulations could result in the imposition of legal fines and/or penalties which would increase our operating costs. We may also be required to comply with directives or orders from various courts or applicable regulatory bodies to comply with new legislation or regulation, which would detract management's attention from the operation of our business. Further we could be prohibited from distributing products through our marketing system or may be required to modify our marketing system.


LEGAL PROCEEDINGS

         Except as described below, we are not involved in any legal proceedings that require disclosure in this registration statement.

         From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. Except as is described below, we are not currently party to any legal proceedings, the adverse outcome of which, in management's opinion, individually or in the aggregate, would have a material adverse effect on our results of operations or financial position.


         On August 4, 2005, VMdirect filed a lawsuit in the District Court of Clark County, Nevada, against a former employee alleging a number of complaints including fraud, breach of oral contract, intentional interference and negligent interference, and seeking compensatory and punitive damages in amounts to be proved at trial, rescission of the oral contract relating to the defendant's equity interest in VMdirect, injunctive relief, punitive damages, attorneys' fees, disgorgement of ill gotten profits, revenues and gain, and restitution. VMdirect hired the defendant in May 2001 as a project manager in reliance upon the defendant's representations regarding his skill in handling the job duties. In May 2002, VMdirect agreed to provide the defendant with a small portion of the equity interest in VMdirect, which was expressly conditioned upon the defendant working full time and in good faith for no less than 3 years after May 2002. VMdirect terminated defendant's employment on August 10, 2004 due to his continuous lack of diligence and unsatisfactory job performance as well as his creation of a hostile and adversarial work environment.

         On August 5, 2005, VMdirect was served with a lawsuit filed in the District Court of Clark County, Nevada, which counterclaim was amended on March 27, 2006, by this same former employee for alleged breach of employment contract and wrongful termination, and seeking general damages in excess of $10,000, special damages for lost wages and converted monies in the amount of $270,000, special damages for the equity interest in VMdirect in an amount to be determined, punitive or treble damages as allowed by law, attorneys' fees and the dissolution of VMdirect. This former employee alleges that the grant of the equity interest in VMdirect had no conditions, and that VMdirect has engaged in a campaign to defame said former employee.

         A petition to consolidate these cases was filed on September 20, 2005 and is currently pending before the courts. On May 5, 2006, our legal counsel representing us in this matter filed a motion to dismiss the defendant's amended counterclaim, which motion was denied on June 21, 2006. Our legal counsel representing us in this matter subsequently filed an answer to the defendant's amended counterclaim on July 18, 2006, denying all liability. Our management believes there exists no basis for the former employee's claims and intends to pursue VMdirect's claims, and defend the former employee's claims, vigorously. In the event our management's assessment of the case is incorrect, or the former employee actually obtains a favorable judgment for the claimed damages, we believe that the economic impact on us would be insignificant and would not materially affect our operations.



                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the names, positions and ages of our current executive officers and directors. All directors serve until the next annual meeting of shareholders or until their successors are elected and qualified. Officers are appointed by our board of directors and their terms of office are, except to the extent governed by an employment contract, at the discretion of our board of directors.

         NAME              AGE                     POSITION
---------------------     ------     --------------------------------------

Craig Ellins (1), (2)       54       Chairman of the Board, Chief Executive
                                        Officer and President
Lorne Walker (1)            56       Chief Financial Officer and Secretary
Amy Black (1), (2)          45       President of VMdirect, L.L.C.
Jerry Haleva (1)            60       Director
Kevin R. Keating (3)        66       Director

         (1) These persons were appointed to their respective positions effective June 15, 2006.
         (2)      Craig Ellins and Amy Black are husband and wife.
         (3)      Mr. Keating was elected as a director on June 22, 2004.


         CRAIG ELLINS. Mr. Ellins has served as the Chief Executive Officer of VMdirect since November 2001. Prior to his employment with VMdirect, Mr. Ellins provided consulting services to various companies related to their direct marketing activities.


         LORNE WALKER. Ms. Walker has served as the Chief Financial Officer of VMdirect since September 2005. Prior to joining VMdirect, Ms. Walker served as the Chief Financial Officer of Haskel International Inc., Burbank, CA from December 2000 through March 2005. Prior to joining Haskel International Inc., Ms. Walker served as the Vice President of Finance-Manufacturing for Mentor, Inc., Santa Barbara, CA from January 2000 through October 2000.


         AMY BLACK. Ms. Black has served as the President of VMdirect since November 2001. Ms. Black was a founder of helloNetwork, Inc. in 1996 and served as its Vice President of Public Relations and Advertising. From 1992 to 1996, Ms. Black was President of Academic Connections.

         JERRY HALEVA. Mr. Haleva is President of Sergeant Major Associates, Inc., which he founded in 1990. Mr. Haleva also serves on numerous charitable and issue-based boards and commissions, including the Executive Committees of both the Yosemite National Institute (YNI) and the American Israel Public Affairs Committee (AIPAC), as well as on the California International Relations Foundation. Mr. Haleva is a 20-year veteran as a professional staff person with the California Legislature, and has held appointments on the Capitol Area Committee, as Chief Counsel to the Governor's Blue Ribbon Fire Commission, the Long-range Planning Committee of the FCC, the Safety Belt Task Force and, most recently, as Chairman of the California Highway Patrol Citizens' Oversight Committee. Beginning as a Ford Foundation Fellow, he served both houses and both parties during his public service career. From 1972 through 1974, he served as the Legislature's chief consultant on the state prison system. In 1976, as Chief of Staff to the Senate Minority Leader, he helped create and supervised the Joint Committee on Fire, Police, Emergency and Disaster Services. Additionally, he oversaw the Select Committee on Business Development and the Joint
Legislative Budget Committee. Mr. Haleva holds a B.A. in Government and a general secondary teaching credential from California State University at Sacramento.

         KEVIN R. KEATING. Mr. Keating, our former President, Secretary and Treasurer from June 22, 2004 through June 15, 2006, is an investment executive and for the past nine years has been the Branch Manager of the Vero Beach, Florida, office of Brookstreet Securities Corporation. Brookstreet is a full-service, national network of independent investment professionals. Mr. Keating services the investment needs of private clients with special emphasis on equities. For more than 35 years, he has been engaged in various aspects of the investment brokerage business. Mr. Keating began his Wall Street career with the First Boston Company in New York in 1965. From 1967 through 1974, he was employed by several institutional research boutiques where he functioned as Vice President Institutional Equity Sales. From 1974 until 1982, Mr. Keating was the President and Chief Executive Officer of Douglas Stewart, Inc., a New York Stock Exchange member firm. Since 1982, he has been associated with a variety of firms as a registered representative servicing the needs of individual investors. Mr. Keating is also the manager and sole member of Vero Management, LLC, which had a management agreement with us. Mr. Keating also serves on the board of directors of 99 Cent Stuff, Inc., Blue Holdings, Inc., People's Liberation, Inc., Catalyst Lighting Group, Inc., Applied Spectrum Technologies, Inc., Wentworth II, Inc., Wentworth IV, Inc. and Wentworth V, Inc., and on the compensation committee of the board of directors of 99 Cent Stuff, Inc.


         Messrs. Haleva and Keating were appointed as Mr. Ellins' and KRM Fund's respective designees under the terms of the Voting Agreement among KRM Fund, Craig Ellins, Amy Black, The Richard Kall Family Trust and Lizanne Kall.

         None of our officers or directors, nor any of their affiliates, beneficially owned any of our equity securities or rights to acquire any of our securities prior to the closing of the transactions contemplated under the Exchange Agreement, and no such persons have been involved in any transaction with us or any of our directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the SEC, other than with respect to the transactions that have been described herein. None of our officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

BOARD COMPOSITION, COMMITTEES AND COMPENSATION

         Our board of directors held no meetings during fiscal 2005. All actions by our board of directors were taken by unanimous written consent. Directors may be paid their expenses, if any, of attendance at a meeting of our board of directors, and may be paid a fixed sum for attendance at each meeting of our board of directors or a stated salary as a director. No such payment shall preclude any director from serving us in any other capacity and receiving compensation therefor except as otherwise provided under applicable law. No compensation has been paid to our directors. While we do not require members of our board of directors to attend our annual meetings of shareholders, each director is encouraged to do so. Our shareholders acted by written consent for our most recent shareholder action taken in June, 2006.

         Our Audit Committee currently consists of Messrs. Ellins, Haleva and Keating. Our Audit Committee is responsible for selecting and engaging our independent accountant, establishing procedures for the confidential, anonymous submission by our employees of, and receipt, retention and treatment of concerns regarding accounting, internal controls and auditing matters, reviewing the scope of the audit to be conducted by our independent public accountants, and periodically meeting with our independent public accountants and our chief financial officer to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls. Our Audit Committee reports its recommendations as to the approval of our financial statements to our board of directors. The role and responsibilities of our Audit Committee are more fully set forth in a written charter adopted by our board of directors in August 2006. Our Audit Committee reviews and reassesses the Audit Committee Charter annually and recommends any changes to our board of directors for approval. We are not a "listed company" under SEC rules and are therefore not required to have an audit committee comprised of independent directors. We have, however, determined that Jerry Haleva is "independent" as that term is defined in Section 4200 of the Marketplace Rules as required by the NASDAQ Stock Market. Our board of directors has determined that our Audit Committee does not include a person who is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. Our board of directors has further determined that each member of the Audit Committee is able to read and understand fundamental financial statements and has substantial business experience that results in such member's financial sophistication. Accordingly, our board of directors believes that each member of our Audit Committee has sufficient knowledge and experience necessary to fulfill such member's duties and obligations on our Audit Committee.

         Our Compensation Committee currently consists of Messrs. Ellins, Haleva and Keating. Generally, our Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and, at such time as it is composed solely of independent directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws, will be responsible for administering our stock incentive plans. The role and responsibilities of our Compensation Committee are more fully set forth in a written charter adopted by our board of directors in August 2006. Our Compensation Committee reviews and reassesses the Compensation Committee Charter annually and recommends any changes to our board of directors for approval. We are not a "listed company" under SEC rules and are therefore not required to have a compensation committee comprised of independent directors. We have, however, determined that Jerry Haleva is "independent" as that term is defined in Section 4200 of the Marketplace Rules as required by the NASDAQ Stock Market.

         We do not have a nominating committee or nominating committee charter for persons to be proposed as directors for election to our board of directors nor a formal method of communicating nominees from shareholders.
 The duties and functions performed by such committee are performed by the full board of directors. We do not have any restrictions on shareholder nominations under our articles of incorporation or bylaws. The only restrictions are those applicable generally under the Florida Business Corporation Act and the federal proxy rules. Currently, our entire board of directors decides on nominees, on the recommendation of one or more members of our board of directors. We are not a "listed company" under SEC rules and are therefore not required to have a nominating committee comprised of independent directors. We have, however, determined that Jerry Haleva is "independent" as that term is defined in Section 4200 of the Marketplace Rules as required by the NASDAQ Stock Market. Our board of directors will consider suggestions from individual shareholders, subject to evaluation of the person's merits. Shareholders may communicate nominee suggestions directly to any of the members of our board of directors, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, our board of directors believes that persons should be actively engaged in business endeavors, have a financial background, and be familiar with acquisition strategies and money management.

         Pursuant to a certain Voting Agreement, for the one-year period following the closing of our acquisition of VMdirect, KRM Fund and each of Craig Ellins, Amy Black, The Richard Kall Family Trust and Richard Kall agreed to vote their shares of our common stock to elect a director designated by KRM Fund to our board of directors and to vote for such other persons that may be designated by Craig Ellins to fill any vacant position on our board of directors (other than the director designated by KRM Fund).

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE


         The following table sets forth, as to our named executive officers, information concerning all compensation paid for services as officers of VMdirect for our fiscal years ended December 31, 2005, 2004 and 2003. No other executive officers received salary and bonus in excess of $100,000 for the prior three fiscal years ended December 31, 2005, 2004 and 2003. We did not pay any compensation to our named executive officers in the years for which no amounts are shown.

                                                                             Long Term Compensation
                                                                    ---------------------------------------
                                      Annual Compensation                     Awards             Payouts
---------------------------- -------------------------------------- --------------------------- ----------- ----------------
                                                                                   Securities
       Name                                             Other        Restricted    Underlying
       and                                             Annual          Stock        Options/       LTIP        All Other
    Principal                Salary ($)  Bonus      Compensation      Award(s)      SARs (#)    Payouts      Compensation
     Position        Year                  ($)           ($)            ($)           ($)          ($)            ($)
------------------- -------- ----------- --------- ---------------- ------------- ------------- ----------- ----------------
Craig Ellins         2005        -          -             -              -             -            -              -
Chairman, Chief      2004        -          -             -              -             -            -              -
Executive Officer    2003        -          -             -              -             -            -              -
and President
------------------- -------- ----------- --------- ---------------- ------------- ------------- ----------- ----------------
Amy Black            2005     $92,862     $3,461          -              -             -            -              -
President of         2004     $88,340       -             -              -             -            -              -
VMdirect, L.L.C.     2003     $88,340       -             -              -             -            -              -
------------------- -------- ----------- --------- ---------------- ------------- ------------- ----------- ----------------
Lorne Walker         2005     $26,632       -             -              -          376,419         -              -
Chief Financial      2004        -          -             -              -             -            -              -
Officer and          2003        -          -             -              -             -            -              -
Secretary
------------------- -------- ----------- --------- ---------------- ------------- ------------- ----------- ----------------


OPTION GRANTS

         VMdirect's managers authorized the grant of stock options to various employees of VMdirect pursuant to their authority under the Operating Agreement of VMdirect. Those options were assumed by us in connection with our acquisition of VMdirect.

         The following table presents information regarding option grants during 2005 to our named executive officers. The information in this table represents all options issued to our named executive officers in connection with their services as officers of VMdirect during 2005. The number of securities underlying the options granted and exercise price represents the number of shares of our common stock for which the VMdirect membership units underlying the originally issued options currently represent, and the new exercise price thereof, as a result of the consummation of our acquisition of VMdirect.


                         Number of      Percent of
                        Securities     Total Options
                        Underlying      Granted To        Exercise
                          Options      Employees In       Or Base     Expiration
NAME                      Granted     Fiscal Year(2)       Price         Date
---------------------   ----------    --------------      --------    ----------
Craig Ellins.........       0               -                -            -
Lorne Walker (1).....    376,419           46%             $0.27      12/31/2015
Amy Black............       0               -                -            -


         (1) Options vest as follows: 25% upon option issuance, and 25% at the end of the first anniversary of the date of grant, and the remainder monthly on a ratable basis for 24 months.
         (2) Options covering an aggregate of 818,349 shares were granted to employees during fiscal 2005.

AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES

         The following table sets forth, for each of our named executive officers, certain information regarding the exercise of stock options during fiscal 2005, and the number of shares of common stock underlying stock options held at fiscal year-end. Because these options represented options to purchase membership units of VMdirect, we have assumed the price of our common stock at our fiscal year end to be equal to the last price at which VMdirect issued options to acquire membership interests of VMdirect in fiscal 2005 ($1.10) for the purpose of calculating the value of unexercised in-the-money options held by our named executive officers at fiscal year end. The number of securities underlying the options and exercise price represents the number of shares of our common stock for which the VMdirect membership units underlying the originally issued options currently represent, and the new exercise price thereof, as a result of the consummation of our acquisition of VMdirect.

                                             Number of Shares          Value of Unexercised
                  Shares                  Underlying Unexercised      In-The-Money Options at
                Acquired On   Value     Options at Fiscal Year End        Fiscal Year End
Name             Exercise    Realized    Exercisable/Unexercisable   Exercisable/Unexercisable
--------------  -----------  --------   --------------------------   -------------------------
Craig Ellins        -            -                   -                           -
Lorne Walker        -            -            94,105/282,314                   $0/$0
Amy Black           -            -                   -                           -

EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information concerning our equity compensation plans as of December 31, 2005, assuming that options to purchase membership interests of VMdirect represented options to purchase the number of shares of our common stock for which the VMdirect membership units underlying the originally issued options currently represent, and the new exercise price thereof.

                                 NUMBER OF SECURITIES                            NUMBER OF SECURITIES REMAINING
                                   TO BE ISSUED UPON        WEIGHTED-AVERAGE      AVAILABLE FOR FUTURE ISSUANCE
                                      EXERCISE OF          EXERCISE PRICE OF        UNDER EQUITY COMPENSATION
                                 OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,     PLANS (EXCLUDING SECURITIES
                                  WARRANTS AND RIGHTS     WARRANTS AND RIGHTS       REFLECTED IN COLUMN (a))
PLAN CATEGORY                             (a)                     (b)                          (c)
-----------------------------    --------------------     --------------------   ------------------------------
Equity compensation plans                --                        --                          --
approved by security holders
Equity compensation plans not          962,899                   $0.27                         --
approved by security holders
TOTAL                                  962,899                   $0.27                         --


2006 STOCK INCENTIVE PLAN


         Our 2006 Stock Incentive Plan was adopted and became effective in August 2006. A total of 1,270,205 shares of common stock remain reserved for issuance upon exercise of awards granted under the 2006 Stock Incentive Plan. Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 2006 Stock Incentive Plan.


         Our 2006 Stock Incentive Plan will terminate after 10 years from the effective date, unless it is terminated earlier by our board of directors. The plan authorizes the award of stock options, stock purchase grants, stock appreciation rights and stock units.

         Our 2006 Stock Incentive Plan is administered by our full board of directors. To the extent we expand our board of directors, we intend to form a compensation committee, all of the members of which will be independent directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. Following its formation, the compensation committee will have the authority to construe and interpret the plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

         Our 2006 Stock Incentive Plan provides for the grant of both incentive stock options that qualify under Section 422 of the Internal Revenue Code and nonqualified stock options. Incentive stock options may be granted only to our employees or to employees of any of our parents or subsidiaries. All awards other than incentive stock options may be granted to our employees, officers, directors, consultants, independent contractors and advisors or employees, officers, directors, consultants, independent contractors and advisors of any of our parents or subsidiaries. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% shareholders must be at least equal to 110% of that value. The exercise price of nonqualified stock options will be determined by the administrator of the plan when the options are granted. The term of options granted under our 2006 Stock Incentive Plan may not exceed 10 years.

         Awards granted under our 2006 Stock Incentive Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by the administrator of the plan. Unless otherwise restricted by such administrator, nonqualified stock options may be exercised during the lifetime of the optionee only by the optionee, the optionee's guardian or legal representative or a family member of the optionee who has acquired the option by a permitted transfer. Incentive stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. Options granted under our 2006 Stock Incentive Plan generally may be exercised for a period of three months (twelve months in the event of death, disability or retirement) after the termination of the optionee's service with us or any parent or subsidiary of ours. Options will generally terminate immediately upon termination of employment for cause.

         The purchase price for restricted stock will be determined by the administrator of the plan at the time of grant. Stock bonuses may be issued for past services or may be awarded upon the completion of services or performance goals.

         If we are subject to a change in control transaction, our board of directors would determine, in its sole discretion, whether to accelerate any vested or unvested portion of any award. Additionally, if a change in control were to occur, any agreement between us and any other party to the change in control could provide for (1) the continuation of any outstanding awards, (2) the assumption of the 2006 Stock Incentive Plan or any awards by the surviving entity or any of its affiliates, (3) cancellation of awards and substitution of other awards with substantially the same terms or economic value as the cancelled awards, or (4) cancellation of any vested or unvested portion of awards, subject to providing notice to the option holder.

EMPLOYMENT CONTRACTS

         We are not party to any employment agreements with any of our executive officers.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

         The Florida Business Corporation Act and certain provisions of our articles of incorporation and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our articles of incorporation, bylaws and to the statutory provisions.

         In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of the shareholders, that the applicable standard of conduct was met by the person to be indemnified.

         The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

         Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of shareholders or directors. The provision cited above also grants us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

         We do not have any indemnification agreements with any of our directors or executive officers.

         A shareholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       PRINCIPAL AND SELLING SHAREHOLDERS


         The following table presents information regarding the beneficial ownership of our common stock as of October 5, 2006 and as adjusted to reflect the sale of the common stock in this offering by:


         o        each  of  the  executive   officers   listed  in  the  summary
                  compensation table;

         o        each of our directors;

         o        all of our directors and executive officers as a group;

         o each shareholder known by us to be the beneficial owner of more than 5% of our common stock; and

         o        each of the selling shareholders.


         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of October 4, 2006 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

         Kevin R. Keating acquired his shares of our common stock on July 23, 2006 in consideration of services rendered to us with an aggregate value of $50,000. Keating Reverse Merger Fund, LLC acquired its shares of our common stock pursuant to a transaction contemplated in the Securities Purchase Agreement dated June 10, 2004, as further described in the Corporate History subsection of the Business section of this registration statement. Vision Opportunity Master Fund, Ltd. purchased its shares from existing shareholders in a private transaction on October 5, 2006. Each of the remaining selling shareholders acquired their shares of our common stock, or securities exercisable for or convertible into shares of our common stock, pursuant to our acquisition of VMdirect, as further described in the Corporate History subsection of the Business section of this registration statement.

         The information presented in this table is based on 22,115,377 shares of our common stock outstanding on October 5, 2006. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more shareholders named below is c/o DigitalFX International, Inc., 3035 East Patrick Lane, Suite 9, Las Vegas, Nevada 89120.

                                         NUMBER OF SHARES              NUMBER OF              NUMBER OF SHARES
                                        BENEFICIALLY OWNED           SHARES BEING            BENEFICIALLY OWNED
                                        PRIOR TO OFFERING               OFFERED                AFTER OFFERING
                                  -------------------------------    --------------    --------------------------------
NAME OF BENEFICIAL OWNER             NUMBER         PERCENTAGE                            NUMBER        PERCENTAGE OF
                                                     OF SHARES                                              SHARES
                                                    OUTSTANDING                                          OUTSTANDING
-------------------------------   -------------    --------------    --------------    -------------    ---------------
EXECUTIVE OFFICERS AND
DIRECTORS:
Craig Ellins (1)                    17,558,169         79.4%                    --       17,558,169         79.4%
Lorne Walker (2)                       215,684         1.0%                121,579           94,105           *
Amy Black (3)                       17,558,169         79.4%                    --       17,558,169         79.4%
Kevin R. Keating (4)                    40,000           *                  40,000               --           *
Jerry Haleva                                --           *                      --               --           *
All 5 directors and executive
   officers as a group (5)          17,813,853         80.2%               161,579       17,652,274         79.5%


                                       38


                                         NUMBER OF SHARES              NUMBER OF              NUMBER OF SHARES
                                        BENEFICIALLY OWNED           SHARES BEING            BENEFICIALLY OWNED
                                        PRIOR TO OFFERING               OFFERED                AFTER OFFERING
                                  -------------------------------    --------------    --------------------------------
NAME OF BENEFICIAL OWNER             NUMBER         PERCENTAGE                            NUMBER        PERCENTAGE OF
                                                     OF SHARES                                              SHARES
                                                    OUTSTANDING                                          OUTSTANDING
-------------------------------   -------------    --------------    --------------    -------------    ---------------
5% SHAREHOLDERS:
Richard Kall (6)                    17,558,169         79.4%                    --       17,558,169         79.4%
VM Investors, LLC (6)               17,558,169         79.4%            17,558,169               --           *

OTHER SELLING SHAREHOLDERS:
Keating Reverse Merger Fund,           478,926         2.2%                 20,000          458,926          2.1%
LLC (7)
  5251 DTC Parkway, Suite 1090
  Greenwood Village, CO 80111
Family Products, LLC (8)               260,669         1.2%                260,669               --           *
  7030 Hayvenhurst Avenue
  Van Nuys, CA 91406
Bruce Raben (9)                        358,104         1.6%                236,525          121,579           *
  9601 Wilshire Boulevard
  Penthouse
  Beverly Hills, CA 90210
Bruce I. Raben Living Trust (10)       121,579           *                 121,579               --           *
  9601 Wilshire Boulevard
  Penthouse
  Beverly Hills, CA 90210
Peter Newman                           734,079         3.3%                734,079               --           *
  1572 Santa Anita Drive
  Las Vegas, NV 89119
Woodman Management Corporation       1,043,121         4.7%              1,043,121               --           *
   (11)
  3940 Laurel Canyon Boulevard,
  Suite 327
  Studio City, CA 91604
Scott Alderton (12)                     37,689           *                  37,689               --           *
  c/o Stubbs Alderton &
  Markiles, LLP
  15260 Ventura Blvd., 20th
  Floor
  Sherman Oaks, CA 91403
Gregory Akselrud (12)                   24,316           *                  24,316               --           *
  c/o Stubbs Alderton &
  Markiles, LLP
  15260 Ventura Blvd., 20th
  Floor
  Sherman Oaks, CA 91403
Kevin DeBre (12)                        24,316           *                  24,316               --           *
  c/o Stubbs Alderton &
  Markiles, LLP
  15260 Ventura Blvd., 20th
  Floor
  Sherman Oaks, CA 91403


                                       39


                                         NUMBER OF SHARES              NUMBER OF              NUMBER OF SHARES
                                        BENEFICIALLY OWNED           SHARES BEING            BENEFICIALLY OWNED
                                        PRIOR TO OFFERING               OFFERED                AFTER OFFERING
                                  -------------------------------    --------------    --------------------------------
NAME OF BENEFICIAL OWNER             NUMBER         PERCENTAGE                            NUMBER        PERCENTAGE OF
                                                     OF SHARES                                              SHARES
                                                    OUTSTANDING                                          OUTSTANDING
-------------------------------   -------------    --------------    --------------    -------------    ---------------
Jonathan Hodes (12)                     17,021           *                  17,021               --           *
  c/o Stubbs Alderton &
  Markiles, LLP
  15260 Ventura Blvd., 20th
  Floor
  Sherman Oaks, CA 91403
John McIlvery (12)                      12,158           *                  12,158               --           *
  c/o Stubbs Alderton &
  Markiles, LLP
  15260 Ventura Blvd., 20th
  Floor
  Sherman Oaks, CA 91403
Scott Galer (12)                         6,079           *                   6,079               --           *
  c/o Stubbs Alderton &
  Markiles, LLP
  15260 Ventura Blvd., 20th
  Floor
  Sherman Oaks, CA 91403
Mathias Venture Partners, LLC          743,377         3.4%                743,377               --           *
   (13) 4255 Harris Trail NW
   Atlanta, GA 30327
Kurt Adelman                            24,329           *                  24,329               --           *
  630 West Sycamore Avenue
  El Segundo, CA 90245
Douglas & Terry McNamara                72,964           *                  72,964               --           *
  6 McKay Drive
  Bridgewater, NJ 08807
Beverly C. Wolfe                        24,329           *                  24,329               --           *
  4 High Meadow Lane
  Newark, DE 19711
Strategic Turnaround Equity            121,579           *                 121,579               --           *
   Partners, L.P. (Cayman) (14)
  720 Fifth Avenue, 10th Floor
  New York, NY 10019
MER Investments, Inc. (15)             121,579           *                 121,579               --           *
  1640 Loma Vista Drive
  Beverly Hills, CA 90210
John Pretto                             60,790           *                  60,790               --           *
  3035 East Patrick Lane,
  Suite 1
  Las Vegas, NV 89120
Paul Guez (16)                          75,085           *                  75,085               --           *
  c/o Blue Holdings, Inc.
  5804 E. Slauson Avenue
  Commerce, CA 90040
Europa International, Inc. (17)        165,247           *                 165,247               --           *
  P.O. Box 146
  Road Town
  Tortola, British Virgin
  Islands
Kristian Diakov (18)                         0           *                 440,651               --           *
  30011 Ivy Glenn Dr. Ste. 120
  Laguna Niguel, CA 92677


                                       40


                                         NUMBER OF SHARES              NUMBER OF              NUMBER OF SHARES
                                        BENEFICIALLY OWNED           SHARES BEING            BENEFICIALLY OWNED
                                        PRIOR TO OFFERING               OFFERED                AFTER OFFERING
                                  -------------------------------    --------------    --------------------------------
NAME OF BENEFICIAL OWNER             NUMBER         PERCENTAGE                            NUMBER        PERCENTAGE OF
                                                     OF SHARES                                              SHARES
                                                    OUTSTANDING                                          OUTSTANDING
-------------------------------   -------------    --------------    --------------    -------------    ---------------
Gary Freeman (19)                       84,718           *                  96,820               --           *
  12424 Wilshire Boulevard
  Suite 750
  Los Angeles, CA 90025
Vision Opportunity Master              180,302           *                 180,302               --           *
  Fund, Ltd. (20)
  20 West 55th Street
  New York, NY 10019
Joe Bianco                              42,028           *                  42,028               --           *
  130 Fifth AVenue, 7th Floor
  New York, NY 10011

TOTAL:                              21,483,537         94.5%            22,426,380          553,031          2.5%

*       Less than 1%

(1) Consists of 17,558,169 shares of common stock held by VM Investors, LLC. Craig Ellins is a member and one of the managers of VM Investors, LLC and disclaims beneficial ownership of the shares of common stock held by VM Investors, LLC except to the extent of his pecuniary interest therein. Mr. Ellins currently serves as our Chairman, Chief Executive Officer and President, and as a manager of VMdirect.

(2) Consists of 94,105 shares of common stock that may be acquired from us within 60 days of October 4, 2006 upon the exercise of outstanding stock options. Lorne Walker currently serves as our Chief Financial
         Officer and Secretary, and previously served as the Chief Financial Officer of VMdirect from September 2005 through June 2006.

(3) Consists of 17,558,169 shares of common stock held by VM Investors, LLC. Amy Black is a member of VM Investors, LLC and is the spouse of Craig Ellins, one of the managers of VM Investors, LLC. Amy Black disclaims beneficial ownership of the shares of common stock held by VM Investors, LLC except to the extent of her pecuniary interest therein. Ms. Black currently serves as the President of VMdirect.

(4) Kevin R. Keating, a director of the company, is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of Keating Reverse Merger Fund, LLC, a selling shareholder. Keating Investments, LLC is also the managing member and 90% owner of Keating Securities, LLC, a registered broker-dealer. Kevin
         R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, Keating Reverse Merger Fund, LLC or Keating Securities, LLC and disclaims any beneficial interest in the shares of our common stock owned by Keating Reverse Merger Fund, LLC. Similarly, Keating Investments, LLC, Keating Reverse Merger Fund, LLC and Keating Securities, LLC disclaim any beneficial interest in the shares of our common stock currently owned by Kevin R. Keating. Kevin R. Keating served as our President, Secretary and treasurer from June 2004 through June 2006.

(5) Consists of 94,105 shares of common stock that may be acquired from us within 60 days of October 4, 2006 upon the exercise of outstanding stock options.

(6) Consists of 17,558,169 shares of common stock held by VM Investors, LLC. Craig Ellins and Richard Kall, the managers of VM Investors, LLC, exercise voting and investment authority over the shares of common stock held by VM Investors, LLC. Mr. Kall currently serves as the Chairman of VMdirect.

(7) Keating Investments, LLC is the managing member of Keating Reverse Merger Fund, LLC. Keating Investments, LLC is also the managing member and 90% owner of Keating Securities, LLC, a registered broker-dealer. Timothy Keating, the President and principal member of Keating Investments, LLC, exercises voting and investment authority over the shares held by Keating Reverse Merger Fund, LLC. Timothy Keating shares voting authority for the election of directors with Craig Ellins pursuant to a Voting Agreement terminating on June 14, 2007. Timothy Keating is the son of Kevin R. Keating, a director of the company. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, Keating Reverse Merger Fund, LLC or Keating Securities, LLC and disclaims any beneficial interest in the shares of our common stock owned by Keating Reverse Merger Fund, LLC.

(8) Gary Hewitt, the manager of Family Products, LLC, exercises voting and investment authority over the shares of common stock held by Family Products, LLC.

(9) Consists of 42,028 shares of common stock held by Bruce Raben, 121,579 shares of common stock held by the Bruce I. Raben Living Trust, and 194,497 shares of common stock that may be acquired from us by Bruce Raben within 60 days of October 4, 2006 upon the exercise of outstanding warrants. Bruce Raben is the trustee of the Bruce I. Raben Living Trust and disclaims beneficial ownership in the shares of common stock held by the Bruce I. Raben Living Trust except to the extent of his pecuniary interest therein.

(10) Bruce Raben, the trustee of the Bruce I. Raben Living Trust, exercises voting and investment authority over the shares of common stock held by the Bruce I. Raben Living Trust.

(11) Consists of 243,121 shares of common stock that may be acquired from us within 60 days of October 4, 2006 upon the exercise of outstanding warrants. David Weiner, the President of Woodman Management Corporation, exercises voting and investment authority over the shares of common stock held by Woodman Management Corporation. Woodman Management Corporation, through its president David Weiner, provides consulting services to us.

(12) Each of Scott Alderton, Gregory Akselrud, Kevin DeBre, Jonathan Hodes, John McIlvery and Scott Galer is a partner of Stubbs Alderton & Markiles, LLP, our outside corporate legal counsel.

(13) Michael Mathias, the manager of Mathias Venture Partners, LLC exercises voting and investment authority over the shares of common stock held by Mathias Venture Partners, LLC. Michael Mathias is currently one of our consultants.

(14) Bruce Galloway and Gary Herman, the managing members of Galloway Capital Management, LLC, the investment advisor to Strategic Turnaround Equity Partners, L.P. (Cayman), exercise voting and investment authority over the shares of common stock held by Strategic Turnaround Equity Partners, L.P. (Cayman).

(15) Michael E. Rosen, the President of MER Investments, Inc., exercises voting and investment authority over the shares of common stock held by MER Investments, Inc.

(16) Consists of 75,085 shares of common stock that may be acquired from us within 60 days of October 4, 2006 upon the exercise of outstanding warrants.

(17) Consists of 165,247 shares of common stock that may be acquired from us within 60 days of October 4, 2006 upon the exercise of outstanding warrants. Fred Knoll, the principal of Knoll Capital Management, L.P., the investment manager for Europa International, Inc., exercises voting and investment authority over the shares of common stock held by Europa International, Inc.

(18) Consists of 440,651 shares of common stock that may be acquired from us upon the exercise of outstanding warrants, none of which may be acquired within 60 days of October 4, 2006.

(19) Consists of 96,820 shares of common stock that may be acquired from us upon the exercise of outstanding warrants, 84,718 of which may be acquired within 60 days of October 4, 2006.

(20) Adam Benowitz, the Portfolio Manager of Vision Capital Advisors, LLC, the manager of Vision Opportunity Master Fund, Ltd., exercises voting and investment authority over the shares of common stock held by Vision Opportunity Master Fund, Ltd.



CHANGES IN CONTROL.

         There are currently no arrangements which may result in a change of control of our company.

                           RELATED PARTY TRANSACTIONS

         Other than the transactions described below, since August, 2004 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

         o        in which the amount involved exceeds $60,000; and

         o in which any director, executive officer, selling shareholder named in this prospectus, other shareholder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

DIGITALFX

         On June 10, 2004, we entered into a contract with Vero Management, LLC ("Vero") for managerial and administrative services. Vero was not engaged to provide, and Vero did not render, legal, accounting, auditing, investment banking or capital formation services. Kevin R. Keating is the manager of Vero. The term of the contract was for one year. In consideration of the services provided, Vero was paid $1,000 for each month in which services were rendered. Furthermore, Vero has paid $25,439 of our expenses during the three months ended March 31, 2006. As of March 31, 2006, we owed Vero $31,439, which amount was paid by us at consummation of our acquisition of VMdirect.

         On June 22, 2004, we consummated the transactions contemplated by a certain Securities Purchase Agreement dated June 10, 2004, by and among the Company, Keating Reverse Merger Fund, LLC, Thurston Interests, LLC and certain other shareholders of the Company. The transactions resulted in a change of control of the Company.


         Pursuant to the Purchase Agreement, (i) Thurston and the other shareholders sold 177,122 previously issued shares of our common stock to KRM Fund, for a purchase price of approximately $1.9196 per share; (ii) Thurston sold a convertible promissory note in the principal amount of $1,228,870 to KRM Fund; (iii) KRM Fund converted that convertible promissory note into 491,548 shares of our common stock, at a conversion price of $2.50 per share; and (iv) we issued KRM Fund 20,000 shares of our common stock for a total purchase price of $50,000, or $2.50 per share.

         Immediately following the closing of the Purchase Agreement, KRM Fund purchased from an unrelated party a convertible promissory note issued by us in the principal amount of $27,500, which was convertible into shares of our common stock at a conversion price of $2.50 per share. KRM Fund in turn converted this note into 11,000 shares of our common stock.

         We engaged Garisch Financial, Inc. in July 2004 to perform consulting services for us while we were a public shell and to assist in due diligence, structuring and negotiating acquisition transactions to which we were a party. We did not enter into a written consulting services agreement with Garisch Financial, Inc. Upon the consummation of the acquisition of VMdirect, we paid Garisch Financial, Inc. a sum of $60,000 for consulting services rendered to us. Garisch Financial, Inc. no longer provides consulting services to us.


         At the closing of our acquisition of VMdirect, pursuant to the terms of the Exchange Agreement, we entered into a certain financial advisory agreement with Keating Securities, LLC ("Keating Securities"), a registered broker-dealer, under which Keating Securities was compensated by us for advisory services rendered to us in connection with our acquisition of VMdirect. The transaction advisory fee of $500,000 was paid at the closing of the acquisition.

         Kevin R. Keating, one of our directors, is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of Keating Reverse Merger Fund, LLC. Keating Investments, LLC is also the managing member and 90% owner of Keating Securities, LLC, a registered broker-dealer. Keating Investments, LLC is also the managing member and 100% owner of Keating After Market Support, LLC. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, Keating Reverse Merger Fund, LLC, Keating Securities, LLC or Keating After Market Support, LLC and disclaims any beneficial interest in the shares of our common stock owned by Keating Reverse Merger Fund, LLC. Similarly, Keating Investments, LLC, Keating Reverse Merger Fund, LLC, Keating Securities, LLC and Keating After Market Support, LLC disclaim any beneficial interest in the shares of our common stock currently owned by Kevin R. Keating.

         Immediately following the closing of our acquisition of VMdirect, pursuant to the terms of the Exchange Agreement, we entered into an agreement with Keating After Market Support, LLC to provide investor relations and after market support services to us for a period of not less than six months following the closing of the acquisition. Under this agreement, Keating After Market Support, LLC will be paid a monthly fee of $7,500 during the term.


VMDIRECT

         Effective January 1, 2003, VMdirect entered into a Software Services Agreement with RazorStream, LLC ("RazorStream"), a Nevada limited liability company that is majority owned by our majority shareholder, VM Investors, LLC, which is in turn owned by, among others, Craig Ellins and Amy Black, our Chief Executive Officer and President, and VMdirect's President, respectively, pursuant to which RazorStream supervised VMdirect's development of various software applications and other software technologies. Under the agreement, RazorStream was entitled to own certain software technology arising from the development (the "Core Technology"), while VMdirect owned its pre-existing technology, certain software applications created during the development and other software applications or technology developed outside the scope of the agreement.

         In connection with the Software Services Agreement, the parties entered into a Technology License Agreement pursuant to which RazorStream granted VMdirect a non-exclusive, royalty-free, worldwide perpetual license to use and otherwise exploit the Core Technology, including in source code format.

         Effective May 1, 2005, each of the Software Services Agreement and Technology License Agreement were terminated by mutual agreement of the parties and superseded by the License, Hosting and Services Agreement (the "Hosting and Services Agreement"), pursuant to which VMdirect and RazorStream continue to be parties and whereby RazorStream provides hosting, maintenance and support services for VMdirect. The Hosting and Services Agreement terminates on December 31, 2006. Under the Hosting and Services Agreement, RazorStream (a) charges VMdirect $5 per new subscriber account exceeding 20,000 accounts (purchasable in 20,000 account increments) as reimbursement for additional bandwidth and network capacity required by RazorStream to support such new subscribers; (b) is entitled to (1) ten percent (10%) of VMdirect's total gross revenue from all active subscriber accounts billed at $25.00 or more per month total gross subscription, with a minimum amount of $3 per each such subscriber account per month, (2) terms to be mutually agreed upon by the parties for all subscriber accounts billed at less than $25.00 per month, and (3) terms to be mutually agreed upon by the parties for all advertising-based "free" subscriber accounts, provided, however that such terms will provide for a minimum amount of $0.25 per each such subscriber account per month; and (c) effective April 1, 2006, is entitled to a minimum guarantee of $50,000 per month that is non-refundable but that will be credited against the above fees.

         The Hosting and Services Agreement also provides VMdirect with a non-exclusive, royalty-free, worldwide, perpetual license to use and otherwise exploit the Core Technology, including in source code format. The license portion of the agreement is available whether or not RazorStream provides its services under the agreement.

         On June 14, 2006,  VMdirect  sold an  aggregate  of 361,603  membership interests to each of the Bruce I. Raben Living Trust, Woodman Management Corporation, SAM Venture Partners, Mathias Venture Partners, LLC, Lorne Walker, Kurt Adelman, Douglas and Terry McNamara, Beverly C. Wolfe, Jorel Management Corp., Strategic Turnaround Equity Partners, LP, MER Investments, Inc. and John Pretto for aggregate gross proceeds equal to $625,000. As a result of our acquisition of VMdirect, these purchasers hold, in the aggregate, 1,519,780 shares of common stock representing approximately 6.9% of our issued and outstanding shares of common stock. The foregoing membership interests have piggyback registration rights.

TRANSACTIONS WITH SELLING SHAREHOLDERS

     FORMER MEMBERS


         VMdirect agreed to register for each of David Weiner, Woodman Management Corporation, Family Products, LLC, Bruce Raben, Peter Neuman and Joe Bianco at such time that their membership interests became convertible into or exchangeable for shares of common stock, the shares of common stock to be issued upon such conversion or exchange.


     WARRANT HOLDERS

         In December 2005, VMdirect issued to each of Woodman Management Corporation, Paul Guez, Europa International, Inc., Bruce Raben, Kristian Diakov, and Gary Freeman, warrants to purchase, in the aggregate, 286,206 units representing membership interests, in consideration for operational and financial consulting and advisory services, each at an exercise price of $1.10 per share. We assumed these warrants upon our acquisition of VMdirect. As a result of our acquisition of VMdirect, these purchasers hold, in the aggregate, the right to acquire 1,215,421 shares of common stock, at $0.2617 per share, representing approximately 5.5% of our issued and outstanding shares of common stock. The foregoing warrants have piggyback registration rights.

     VM INVESTORS, LLC

         We agreed to register the shares of our common stock contributed to VM Investors, LLC by each of Craig Ellins, Amy Black, the Richard Kall Family Trust and Lizanne Kall. VM Investors, LLC holds approximately 79.5% of our issued and outstanding shares of common stock.




     WOODMAN MANAGEMENT CORPORATION

         Woodman Management Corporation, through its president David Weiner, provides financial, business and other consulting services to us. We issued a warrant to purchase 243,121 shares of our common stock to Woodman Management Corporation in consideration of consulting services rendered to VMdirect in 2005. We also reimburse Woodman Management Corporation for its reasonable expenses in connection with the performance of consulting services, and have agreed to indemnify Woodman Management Corporation for actions taken on our behalf (other than for claims involving gross negligence or criminal behavior) in the performance of consulting services for us. We did not enter into a written consulting services agreement with Woodman Management Corporation.

     GARY FREEMAN


         Mr. Freeman is a partner at Bandari Beach Lim & Cleland LLP, a firm engaged by VMdirect to perform business and financial consulting services. We did not enter into a written consulting services agreement with Bandari Beach Lim & Cleland LLP. Pursuant to this engagement, VMdirect issued a warrant to Mr. Freeman to purchase 23,038 units representing membership interests in VMdirect, which we assumed. The warrant now entitles Mr. Freeman to purchase 96,820 shares of our common stock. Bandari Beach Lim & Cleland LLP also provides business and financial consulting services to us.



                          DESCRIPTION OF CAPITAL STOCK


         As of October 3, 2006, our authorized capital stock consisted of:


         o 100,000,000 shares of common stock, par value $0.001 per share; and

         o 5,000,000 shares of preferred stock, par value $0.01 per share, 1,200,000 of which are designated as Series A Convertible Preferred Stock. We intend to reduce the authorized shares of our Series A Convertible Preferred Stock to zero.


         As of October 4, 2006, there were outstanding:

         o 22,115,377 shares of common stock held by approximately 154 shareholders of record;

         o        options to purchase 1,229,795 shares of common stock;


         o        warrants to purchase 1,552,559 shares of common stock; and

         o        no shares of Series A Convertible Preferred Stock.

COMMON STOCK

     DIVIDEND RIGHTS

         Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

     VOTING RIGHTS

         Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

     NO PREEMPTIVE OR SIMILAR RIGHTS

         Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable.

     RIGHT TO RECEIVE LIQUIDATION DISTRIBUTIONS

         Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our shareholders are distributable ratably among the holders of our common stock, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of convertible preferred stock.

SERIES A CONVERTIBLE PREFERRED STOCK

     DIVIDEND RIGHTS

         Subject to preferences that may apply to shares of preferred stock outstanding at the time and ranking senior to the Preferred Shares, the holders of outstanding Preferred Shares are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

     VOTING RIGHTS

         Each holder of Preferred Shares is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Each Preferred Share will carry a number of votes equal to the number of shares of common stock issuable as if converted at the date of such vote.

     NO PREEMPTIVE OR SIMILAR RIGHTS

         Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable.

     RIGHT TO RECEIVE LIQUIDATION DISTRIBUTIONS

         Upon our dissolution, liquidation or winding-up, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of convertible preferred stock ranking senior to the Series A Convertible Preferred Stock, the assets legally available for distribution to our shareholders are distributable ratably among the holders of our Series A Convertible Preferred Stock prior to any distribution to the holders of our common stock at amounts specified in our articles of incorporation.

     CONVERSION RIGHTS

         Our articles of incorporation, as amended, provide for the mandatory conversion of Preferred Shares upon our filing of an amendment to our articles of incorporation increasing our authorized number of shares of common stock and effecting a 1 for 50 reverse split of our outstanding common stock. We amended our articles of incorporation to increase our authorized number of shares of common stock and to effectuate a 1 for 50 reverse split of our outstanding common stock on August 1, 2006. As a result, all of our outstanding Preferred Shares automatically converted into shares of our common stock. There are no optional conversion provisions for our Preferred Shares.

AUTHORIZED BUT UNDESIGNATED PREFERRED STOCK

         We are authorized, subject to limitations prescribed by Florida law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, by the affirmative vote of the holders of a majority of our capital stock entitled to vote, unless a vote of any other holders is required by the articles of incorporation establishing the series or the Florida Business Corporation Act. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of DigitalFX and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock.

WARRANTS AND OPTIONS


         At October 3, 2006, there were outstanding warrants exercisable to purchase shares of common stock, as follows:


         o 1,091,679 shares at an exercise price of $0.2617 per share, which will expire on December 31, 2010; and

         o 64 shares at an exercise price of $250.00 per share, which will expire on March 27, 2007.


         At October 3, 2006, there were outstanding options exercisable to purchase shares of common stock, as follows:


         o 156,373 shares at an exercise price of $0.2617 per share, which will expire on December 31, 2015; and

         o 400 shares at an exercise price of $0.50 per share, without expiration.

ANTI-TAKEOVER PROVISIONS

         Certain provisions of our articles of incorporation and Florida law may have the effect of delaying, deferring or discouraging another person from acquiring control of DigitalFX.

     CHARTER AND BYLAW PROVISIONS

         Our articles of incorporation, as amended, allow our board of directors to issue 5,000,000 shares of Preferred Stock, in one or more series and with such rights and preferences including voting rights, without further shareholder approval. In the event that our board of directors designates additional series of preferred stock with rights and preferences, including super-majority voting rights, and issues such preferred stock, the preferred stock could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an anti-takeover effect. The preferred stock authorized in our articles of incorporation, as amended, may inhibit changes of control that are not approved by our board of directors. These provisions could limit the price that future investors might be willing to pay in the future for our common stock. This could have the effect of delaying, deferring or preventing a change in control. The issuance of preferred stock could also effectively limit or dilute the voting power of our shareholders. Accordingly, such provisions of our articles of incorporation, as amended, may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our shareholders.

     FLORIDA LAW

         In addition, Florida has enacted the following legislation that may deter or frustrate takeovers of Florida corporations:

         The Florida Business Corporation Act expressly permits our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of the Company and its subsidiaries, and on the communities and geographical areas in which they operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price for our outstanding shares of common stock and our then current value in a freely negotiated transaction. Our board of directors believes such provisions are in our long-term best interests and the long-term best interests of our shareholders.

         We are subject to the Florida control share acquisitions statute. This statute is designed to afford shareholders of public corporations in Florida protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation's disinterested shareholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special shareholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Florida Atlantic Stock Transfer, Inc.

LISTING

         Our common stock is quoted on the OTC Bulletin Board under the trading symbol "DFXN." Prior to our name change, increase in authorized shares, and 1-for-50 reverse stock split, all which took effect as of August 1, 2006, our common stock was quoted on the OTC Bulletin Board under the trading symbol "QRUS."

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling shareholders. Sales of shares may be made by selling shareholders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the OTC Bulletin Board or any exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

         o purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchases;

         o        through options, swaps or derivatives;

         o        in privately negotiated transactions;

         o        in making short sales or in transactions to cover short sales;

         o        put or call option transactions relating to the shares; and

         o        any other method permitted under applicable law.

         The selling shareholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

         The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

         The selling shareholders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify certain selling shareholders and certain selling shareholders have agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

         The selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

         Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

         Upon being notified by a selling shareholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

         o        the  name  of  each  such  selling   shareholder  and  of  the
                  participating broker-dealer(s);

         o        the number of shares involved;

         o        the initial price at which the shares were sold;

         o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o        other facts material to the transactions.

         In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling shareholder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

         We are paying all expenses and fees in connection with the registration of the shares. The selling shareholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                                 LEGAL MATTERS

         Jackson L. Morris, Esq., Tampa, Florida, will pass upon the validity of the common stock offered by this prospectus for us.

                                    EXPERTS

         The consolidated financial statements of Digital FX International, Inc. (formerly known as Qorus.com, Inc.) as of December 31, 2005 and for the years ended December 31, 2005 and 2004, included in this prospectus have been so included in reliance on the report of Weinberg & Company, P.A., independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information that is filed through the SEC's EDGAR System. The web site can be accessed at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                           PAGE
                                                                                           ----
FINANCIAL STATEMENTS OF DIGITALFX INTERNATIONAL, INC. (FORMERLY KNOWN AS QORUS.COM,
INC.), CONSOLIDATED

  Report of Independent Registered Public Accounting Firm . . . . . . . . . . . . . . . .  F-2

  Consolidated Balance Sheets at June 30, 2006, (Unaudited)
  and December 31, 2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3

  Consolidated Statements of Operations for the Six Months Ended June 30, 2006
  and June 30, 2005,  (Unaudited) and for Years Ended December 31, 2005
  and December  31,  2004 . ..  . ..  . ..  . .. . . . . . . . . . . . . . .  . . . . . . .F-4

  Consolidated Statement of Stockholders' Deficit for the Years Ended December 31, 2004
  and December 31, 2005, and for the Six Months Ended June 30, 2006,
  (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-5

  Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2006
  and June 30, 2005, (Unaudited) and for Years Ended December 31, 2005 and
  December 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-6

  Notes to Financial Statements as of December 31, 2004, December 31, 2005 and
  June 30, 2005 and 2006, (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . .  F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and
Stockholders of DigitalFX International, Inc

We have audited the accompanying consolidated balance sheet of DigitalFX International, Inc. (formerly Qorus.com, Inc.) and subsidiary as of December 31, 2005, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DigitalFX International, Inc. and subsidiary as of December 31, 2005, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.


Weinberg & Company, P.A.


Los Angeles, California
June 15, 2006

    DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                  DECEMBER 31,    JUNE 30,
                                                 --------------  -----------
                                                      2005          2006
                                                 --------------  -----------
                     ASSETS                                      (unaudited)

Current assets:
    Cash and cash equivalents                    $         265          622
    Accounts receivable                                     27          384
    Inventories, net                                       154          299
    Prepaid bandwidth charges, affiliate                     -          100
    Prepaid expenses and other assets                       25          157
                                                 --------------  -----------

                         Total current assets              471        1,562

Property and equipment, net of accumulated
  depreciation of $122 and $181, respectively              238          281
Deposits, merchant processors                              150          473
Other assets                                                25           22
                                                 --------------  -----------

                                 Total assets    $         884        2,338
                                                 ==============  ===========

     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable                             $         343          506
    Accrued expenses                                       413          538
    Accrued commissions                                    424        1,125
    Due to affiliate                                        54          194
    Note payable                                            50            -
                                                 --------------  -----------

                    Total current liabilities            1,284        2,363
                                                 --------------  -----------

Commitments and Contingencies

Stockholders' deficit:
    Preferred Stock, $0.01 par value, 5,000,000
      shares authorized, no shares issued and
      outstanding                                            -            -
    Common Stock, $0.001 par value,
      100,000,000 shares authorized,
      19,917,435 and 22,074,456 shares
      issued and outstanding, respectively                  20           22
    Additional Paid In Capital                           4,440        4,764
    Deferred Compensation                                  (57)           -
    Other comprehensive loss                                (1)          (4)
    Accumulated deficit                                 (4,802)      (4,807)
                                                 --------------  -----------

                  Total stockholders' deficit             (400)         (25)
                                                 --------------  -----------

  Total liabilities and stockholders' deficit    $         884        2,338
                                                 ==============  ===========

                 See Notes to Consolidated Financial Statements

           DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARIES

                             CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                        Six months ended June, 30    Years ended December 31
                                      ----------------------------  --------------------------
                                         2006           2005            2005          2004
----------------------------------------------------------------------------------------------
                                      (unaudited)    (unaudited)
Revenues                              $    9,122   $        1,355   $     5,068   $     2,145
Cost of revenues                           1,877              369         1,248           166
                                      -----------  ---------------  ------------  ------------

Gross profit                               7,245              986         3,820         1,979

Commission expenses                        4,380              528         2,341           954
Other operating expenses                   2,213            1,229         2,646         2,640
Expenses relating to exchange
transaction                                  635                -             -             -
                                      -----------  ---------------  ------------  ------------

           Operating income (loss)            17             (771)       (1,167)       (1,615)
Other income (expense)                       (22)               -           (56)            6
                                      -----------  ---------------  ------------  ------------

Net income (loss)                     $       (5)  $         (771)  $    (1,223)  $    (1,609)
                                      ===========  ===============  ============  ============

Net loss per share                    $    (0.00)  $        (0.05)  $     (0.07)  $     (0.13)
                                      ===========  ===============  ============  ============

Weighted average shares outstanding   20,097,187       15,129,181    17,523,308    12,838,089
                                      ===========  ===============  ============  ============

                 See Notes to Consolidated Financial Statements

                            DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARIES

                                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                                (IN THOUSANDS, EXCEPT SHARE DATA)
---------------------------------------------------------------------------------------------------------------------------------
                                                                            Addit-                 Other
                                                                            ional     Deferred      Comp-      Accum-
                                                       Common     Stock    Paid-In     Compe-     rehensive    ulated
                                                       Shares    Amount    Capital    nsation       Loss       Deficit    Total
---------------------------------------------------------------------------------------------------------------------------------
Opening balance, January 1, 2004                     10,546,997  $    10  $  2,032   $       -   $        -   $ (1,970)  $   162

  Issuance of common stock                            4,582,184        5     1,185                                         1,190

  Net income for the year ended December 31, 2004                                                               (1,609)   (1,609)
                                                     ----------------------------------------------------------------------------

ENDING BALANCE, DECEMBER 31, 2004                    15,129,181       15     3,307           -            -     (3,579)     (257)

  Issuance of common stock                            4,788,254        5       997                                         1,002

  Distributions                                                                (43)                                          (43)

  Issuance of warrants                                                         179         (57)                              122

  Amortization of fair value of options                                         13                                            13

  Foreign currency translation                                                                           (1)                  (1)

  Net income for the year ended December 31, 2005                                                               (1,223)   (1,223)
                                                     ----------------------------------------------------------------------------

ENDING BALANCE, DECEMBER 31, 2005                    19,917,435       20     4,440         (57)          (1)    (4,802)     (400)

  Reclass of deferred compensation                                             (57)         57                                 -

  Issuance of common stock                            1,233,524        1       624                                           625

  Distributions                                                               (265)                                         (265)

  Amortization of fair value of warrants                                         9                                             9

  Amortization of fair value of options                                         13                                            13

  Effect of merger transaction                          923,497        1        (1)                                            -

  Foreign currency translation                                                                           (3)                  (4)

  Net income for the six-months ended June 30, 2006                                                                 (5)       (5)
                                                     ----------------------------------------------------------------------------

ENDING BALANCE, JUNE 30, 2006 (UNAUDITED)            22,074,456  $    22  $  4,764   $       -   $       (4)  $ (4,807)  $   (25)
                                                     ============================================================================

                 See Notes to Consolidated Financial Statements

                     DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARIES

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (IN THOUSANDS)


                                                          Six months ended June 30       Years ended December 31
                                                       -----------------------------  ----------------------------
                                                           2006           2005            2005           2004
                                                       ------------  ---------------  -------------  -------------
                                                        (Unaudited)    (Unaudited)
Operating activities:
  Net loss                                             $        (5)  $         (771)  $     (1,223)  $     (1,609)
    Adjustment to reconcile net loss to net cash
    provided by (used in) operating activities:
      Depreciation and amortization                             59               31             78             23
      Foreign currency translation                              (4)             (16)            (1)             -
      Equity based compensation expense                         23                -            122              -
  Changes in assets and liabilities:
      Accounts receivable                                     (357)              (9)           (24)            (1)
      Inventory                                               (145)             (37)          (138)            (6)
      Other assets                                            (553)            (163)            (7)           (30)
      Accounts payable and accrued expenses                    989               10            817            189
      Due to Affiliate                                         141               76            (56)           109
                                                       ------------  ---------------  -------------  -------------

  Net cash provided by (used in) operating activities          149             (879)          (432)        (1,325)
                                                       ------------  ---------------  -------------  -------------

Investing activities:
  Purchases of property and equipment                         (102)              (8)          (279)           (19)
                                                       ------------  ---------------  -------------  -------------

                Net cash used in investing activities         (102)              (8)          (279)           (19)
                                                       ------------  ---------------  -------------  -------------

Financing activities:
  Net proceeds from sale of equity                             625              954          1,002          1,190
  Principal payments on note payable                           (50)               -              -              -
  Distributions                                               (265)               -            (43)             -
                                                       ------------  ---------------  -------------  -------------

            Net cash provided by financing activities          310              954            959          1,190
                                                       ------------  ---------------  -------------  -------------

Change in cash and cash equivalents                            357               67            248           (154)
Cash and cash equivalents, beginning of period                 265               17             17            171
                                                       ------------  ---------------  -------------  -------------

Cash and cash equivalents, end of period               $       622   $           84   $        265   $         17
                                                       ============  ===============  =============  =============

Supplemental cash flow information:
  Cash paid for interest                               $         9   $            -   $          4   $          2
  Cash paid for income taxes                                     -                -              -              -

                 See Notes to Consolidated Financial Statements

     DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.       THE COMPANY AND BASIS OF PRESENTATION

COMPANY

         DigitalFX International, Inc. (the "Company"), a Florida corporation, is a holding company, containing a web-based social networking company that hosts and markets a streaming video portal: helloWorld.com. The portal utilizes a commercial-free, subscription-based Application Service Provider (ASP) model, providing subscribers with a wide spectrum of streaming video content as well as an integrated suite of consumer-oriented streaming media applications, including video email, video chat and live web-casting. The Company sells subscriptions to its portal through a unique multi-tiered affiliate program using non-related independent distributors, known as "Affiliates." The Company also markets subscriptions directly to "Retail Customers" who purchase them for their personal use. In addition to offering portal subscriptions, the Company sells select products to these Affiliates to assist them in building their businesses and selling subscriptions.

         The consolidated financial statements include the accounts of the Company, VMdirect, L.L.C. and its wholly-owned U.K. subsidiary. Inter-company transactions and balances have been eliminated. The interim consolidated financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at June 30, 2006, the results of operations for the six months ended June 30, 2006 and 2005 and the fiscal years ended December 31, 2005 and 2004, and the cash flows for the six months ended June 30, 2006 and 2005 and the fiscal years ended December 31, 2005 and 2004. The Company's audited financial statements as of and for the years ended December 31, 2005 and 2004 are included in its 8-K filing on June 19, 2006.

MERGER AND STOCK SPLIT

         On June 15, 2006, Qorus.com, Inc., an inactive Florida corporation ("Qorus") with no current operations, issued to the Company's members 1,014,589 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Qorus (the "Preferred Stock"), which were converted into 1,057,547,456 shares of Qorus' common stock ("Conversion Shares"). The number of shares of Preferred Stock issued to the Members and the number of Conversion Shares gives effect to the issuance of 289,292 membership units by VMdirect for an aggregate purchase price of $625,000, a transaction that was completed immediately prior to the Closing. The transaction has been accounted for as a reverse merger (recapitalization) with the Company deemed the accounting acquirer, and Qorus the legal acquirer. Subsequent to the consummation of this transaction, Qorus changed its name to DigitalFX International, Inc.

         On August 1, 2006, the Company effected a 1 for 50 reverse stock split. The effect of this stock split was reflected in the financial statements retroactively as if the stock split occurred at the beginning of the earliest period reported.

NOTE 2.       ACCOUNTING POLICIES

USE OF ESTIMATES AND ASSUMPTIONS

         The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. Preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts

     DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

of revenues and expenses during the reported period. Examples of significant estimates used in preparing the accompanying financial statements include, but are not limited to: the carrying value of long-lived assets; useful lives of property and equipment; revenue recognition; and the valuation allowances for receivables, inventories and sales returns, and the value of stock options issued for the purpose of determining stock-based compensation. Actual results and outcomes may materially differ from management's estimates and assumptions.

CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments with remaining maturities of three months or less when acquired to be cash equivalents. The Company holds its cash in what it believes to be credit-worthy financial institutions.

         At June 30, 2006 (unaudited) and December 31, 2005, the Company had $473 and $150, respectively, of funds held by banks as reserves against any possible charge backs and returns on credit card transactions related to customer disputes that are not offset against the Company's daily sales deposit activity. These amounts are reflected as Deposit, Merchant Processors on the Company's balance sheet.

INVENTORIES

         Inventories are stated at the lower of cost (determined using the first-in, first-out method) or market. As of June 30, 2006 and December 31, 2005, inventories consisted of finished goods. The Company periodically reviews the on hand inventory for obsolete finished goods.

PROPERTY AND EQUIPMENT

         Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets or terms of the related lease agreements. Computers and equipment and purchased software are depreciated over three years. Depreciation of the assets is based on the in-service date, and maintenance and repairs are charged to expense as incurred.

REVENUES

         Revenue is generated through the sale of video mail subscriptions to both Affiliate and retail customers and selling aids to Affiliates reduced by sales returns to arrive at net sales. These sales are, in part, on a continuity basis, in which these customers agree to accept monthly charges for recurring services. Revenue related to individual orders of products by customers is recognized upon shipment, while revenues for services are recognized as the underlying services are provisioned. Deferred revenue consists primarily of advanced payments for Company products or services not yet shipped or performed. Fulfillment of product orders is handled both internally and through third-parties, and in all cases VMdirect has title to the goods prior to shipment. In addition, consigned inventory, held at third-party distribution facilities, is recorded in revenue upon the sale and shipment to the Company's customers.

SHIPPING AND HANDLING FEES

         Shipping and handling costs billed to customers are included in sales and the related costs are included in cost of goods sold. Shipping and handling costs are charged to expense as incurred. Total shipping and handling costs of $184, $32, $98 and $86 are included in cost of goods sold for the six months ended June 30, 2006 and 2005 (unaudited) and years ended December 31, 2005 and 2004.

     DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NET LOSS PER SHARE

         Loss per share calculations are made in accordance with SFAS No. 128, "Earnings Per Share." Basic loss per share is calculated by dividing net loss by weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus the dilutive effect of outstanding common stock warrants and convertible debentures.

         For the years ended December 31, 2005 and 2004 and for the six months ended June 30, 2006 and 2005 the calculations of basic and diluted loss per share are the same because potential dilutive securities would have an anti-dilutive effect.

         The potentially dilutive securities consisted of the following (in thousands of shares) as of December 31, 2005 and June 30, 2006 (Unaudited):

            June 30, 2006
             (Unaudited)     December 31, 2005
          ------------------------------------
Warrants              1,552              1,552
Options                 962                818
          ------------------------------------

Total                 2,514              2,370
          ====================================

PRODUCT RETURNS

         Products returned within the first 30 days of purchase will be refunded at 90 percent of the sales price to first-time purchasers. This 30 day return policy is offered to members only on their first order of any given product offered by the Company. Returned product that was damaged during shipment to the customer is 100 percent refundable. Product returns are tracked for a potential reserve founded on historical experience.

STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), established a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. SFAS No. 123 was amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which required companies to disclose in interim financial statements the pro forma effect on net income (loss) and net income (loss) per common share of the estimated fair market value of stock options or warrants issued to employees. Through December 31, 2005, the Company accounted for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), with pro forma disclosures of net income (loss) as if the fair value method had been applied. Accordingly, compensation cost for stock options was measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

         As the exercise price of stock options and warrants issued to employees was not less than the fair market value of the Company's common stock on the date of grant, and in accordance with accounting for such options utilizing the intrinsic value method, there was no related compensation expense recorded in

     DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

the Company's 2005 consolidated financial statements. The fair value of stock options and warrants issued to officers, directors and employees at not less than fair market value of the Company's common stock on the date of grant was estimated using the Black-Scholes option-pricing model, and the effect on the Company's results of operations was required to be disclosed as if such stock options and warrants had been accounted for pursuant to SFAS No. 123.

         In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS No. 123R"), a revision to SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123R superseded APB No. 25 and amended SFAS No. 95, "Statement of Cash Flows". Effective January 1, 2006, SFAS No. 123R requires that the Company measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the awards, with the cost to be recognized as compensation expense in the Company's financial statements over the vesting period of the awards.

         Accordingly, the Company recognizes compensation cost for equity-based compensation for all new or modified grants issued after December 31, 2005. In addition, commencing January 1, 2006, the Company recognizes the unvested portion of the grant date fair value of awards issued prior to adoption of SFAS No. 123R based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding stock options and warrants.

         The Company adopted SFAS No. 123R effective January 1, 2006, and is using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date (see Note 6, Common Stock Options and Warrants).

         The Company accounts for stock option and warrant grants issued to non-employees using the guidance of SFAS No. 123, "Accounting for Stock-Based Compensation" and EITF No. 96-18: "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," whereby the fair value of such option and warrant grants is determined using the Black-Scholes option pricing model at the earlier of the date at which the non-employee's performance is completed or a performance commitment is reached.

PRODUCT DEVELOPMENT

         Costs incurred in the development of new products are expensed as incurred.

MEMBER INCENTIVES

         The Company's commission structure is based on a multi-level membership force. Commissions are recorded for sales, including commissions based on bonus points assigned to products which are independent of the product's price. Commissions totaled $4,380, $528, $2,341 and $954 for the six months ended June 30, 2006 and 2005 (unaudited) and the years ended December 31, 2005 and 2004, respectively, and are included in the accompanying consolidated statements of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a

     DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, accrued commissions and due to affiliate approximate fair value due to the short maturity of these financial instruments. The carrying value of debt obligation approximates fair value as the obligation was negotiated at market rates.

TRANSLATION OF FOREIGN CURRENCIES

         The foreign subsidiaries' asset and liability accounts are translated for consolidated financial reporting purposes into U.S. dollar amounts at period end exchange rates. Revenue and expense accounts are translated at the average rates during the period.

GEOGRAPHIC INFORMATION

         Sales in the United States and Canada for the six months ended June 30, 2006 accounted for 87% of revenue and 98% of revenue for the corresponding period in 2005. International sales in the United Kingdom represented the remaining 2% for the six months ended June 30, 2005. International sales in the United Kingdom, Mexico, Australia and New Zealand accounted for the remaining 13% in the six months ended June 30, 2006. All of our significant fixed assets are located in the United States.

         Sales in the United States and Canada accounted for 100% of our revenue in fiscal 2004 and 88% in fiscal 2005. International sales in the United Kingdom and Mexico accounted for the remaining revenue in fiscal 2005.

COMPREHENSIVE INCOME (LOSS)

         SFAS No. 130, "Reporting Comprehensive Income," established rules for the reporting and display of comprehensive income and its components. SFAS No.
130 requires unrealized gains or losses on the Company's foreign currency translation adjustments to be reported as a separate component (comprehensive income/loss) of stockholders' equity. The components of comprehensive loss are as follows:

                               Six months ended June 30,   Years ended December 31,
                                  2006           2005         2005          2004
                              ------------------------------------------------------
                               (Unaudited)   (Unaudited)
Net Loss                      $        (5)  $      (771)  $    (1,223)  $    (1,609)
Foreign Currency Translation           (3)            -            (1)            -
                              ------------------------------------------------------
Comprehensive Loss            $        (8)  $      (771)  $    (1,224)  $    (1,609)

     DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

         In May 2005, the FASB issued Statement No. 154 ("SFAS 154") "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects of the cumulative effect of the change. In the event the Company changes accounting principles, it will evaluate the impact of SFAS 154.

NOTE 3.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following (in thousands):

                                 DECEMBER 31,     JUNE 30,
                                ----------------------------
                                     2005           2006
                                ----------------------------
                                                (unaudited)
Furniture and fixtures          $           9   $        16
Computers and equipment                   135           230
Purchased software                        216           216
                                ----------------------------

                                          360           462
Less: accumulated depreciation           (122)         (181)
                                ----------------------------

                                $         238   $       281
                                ============================

         Depreciation expense for the six months ended June 30, 2006 and 2005 (unaudited) and the fiscal years ended December 31, 2005 and 2004 was $59, $31, $78 and $23, respectively.

NOTE 4.       NOTE PAYABLE

         The Company had an unsecured note payable outstanding to a third party in the principal amount of $50. The note bore interest at 5% per annum and was due on demand or no later than December 31, 2006. All outstanding principal and interest on the note was repaid during the second quarter of 2006. Accrued interest outstanding on the note amounted to $8 as of December 31, 2005.

NOTE 5.       COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

         The Company leases two adjacent facilities under non-cancelable operating leases that expire within the next two years. Minimum lease payments under these non-cancelable operating leases for the future years ending December 31 are as follows (in thousands):

     DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                      DECEMBER 31,     JUNE 30,
                      -------------  ------------
                          2005           2006
                      -------------  ------------
                                     (UNAUDITED)

     2006             $         109  $         61
     2007                        11            11
                      -------------  ------------

     Total            $         120  $         72
                      =============  ============


         Rent expense for the six months ended June 30, 2006 and 2005 (unaudited) and fiscal years ended December 31, 2005 and 2004 was $44, $34, $80 and $72, respectively.

LEGAL PROCEEDINGS

         On August 4, 2005, the Company filed a lawsuit in the District Court of Clark County, Nevada, against a former employee alleging a number of complaints including fraud, breach of oral contract, intentional interference, negligent interference and injunctive relief. Additionally, on August 5, 2005, the Company was served with a lawsuit filed in the District Court of Clark County, Nevada, by this same former employee for alleged breach of employment contract and wrongful termination. The Company believes there exists no basis for the former employee's claims and intends to pursue its claims, and defend the employee's claims, vigorously. In the event the Company's assessment of the case is incorrect, or the former employee actually obtains a favorable judgment for the claimed damages, management of the Company believes that the economic impact on the Company would be insignificant and would not materially affect the Company's operations.

         The Company is also subject to litigation and claims in ordinary course of business. Management believes none of these matters would have a material adverse effect on the financial condition or results of operations of the Company.

NOTE 6.       STOCK OPTIONS AND WARRANTS

STOCK OPTIONS


         The Company adopted its 2006 Stock Incentive Plan which became effective in August 2006. A total of 1,270,205 shares of common stock have been reserved for issuance upon exercise of awards granted under the 2006 Stock Incentive Plan. Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 2006 Stock Incentive Plan (see Note 8, Subsequent Events).


         The Company has occasionally granted options for the purchase of stock to officers, directors, employees and consultants, although no formal stock option plan was in existence as of December 31, 2005. Options granted typically vest over four years, with 25% of the options vesting after 12 months and 75% vesting monthly over the remaining three years.

     DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         The following is a summary of option activity for the six months ended June 30, 2006 (unaudited) and year ended December 31, 2005 (in thousands, except per share data):

                                              2005                         2006
                                  ----------------------------  ------------------------------
                                  Number of  Weighted Average   Number of    Weighted Average
                                   Options    Exercise Price     Options      Exercise Price
--------------------------------  ---------  -----------------  -----------  -----------------
                                                                (Unaudited)    (Unaudited)
Outstanding at beginning of year          -  $               -         818   $            0.26
Granted                                 818               0.26         173                0.33
Exercised                                 -                  -           -                   -
Cancelled                                 -                  -         (29)               0.33
                                  ---------  -----------------  -----------  -----------------

Outstanding at end of period            818  $            0.26         962   $            0.27
                                  =========  =================  ===========  =================


Exercisable at end of period            156  $            0.26         156   $            0.26
                                  =========  =================  ===========  =================


         The Company recognized compensation expense from stock options of $13 and $0 during the six months ended June 30, 2006 and June 30, 2005 (unaudited) and had estimated future compensation expense from these stock options of $44 at June 30, 2006 (unaudited) which will be recognized in future financial statements.

         The  following  table  summarizes   information   about  stock  options
outstanding at June 30, 2006 (unaudited) and December 31, 2005:

                                  2005                                           2006
        ----------------------------------------------  ------------------------------------------------------
         Options Outstanding     Options Exercisable       Options Outstanding          Options Exercisable
        ----------------------  ----------------------  --------------------------  --------------------------

                    Weighted                Weighted                    Weighted                    Weighted
                     Average                 Average                     Average                     Average
                    Exercise                Exercise                    Exercise                    Exercise
Price    Number       Price      Number       Price        Number         Price        Number         Price
------  ---------  -----------  ---------  -----------  -------------  -----------  -------------  -----------
                                                         (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)
0.26         818  $      0.26        156  $      0.27            962   $     0.26            156   $     0.26

     DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

WARRANTS

         The Company has granted warrants to purchase common stock in connection with professional services performed by various consultants. The following is a summary of stock purchase warrant activity for the six months ended June 30, 2006 (unaudited) and year ended December 31 (in thousands, except per share data):

                                               2005                        2006
                                  ----------------------------  ------------------------------
                                  Number of  Weighted Average    Number of   Weighted Average
                                  Warrants    Exercise Price     Warrants     Exercise Price
                                  ---------  -----------------  -----------  -----------------
                                                                (Unaudited)     (Unaudited)
Outstanding at beginning of year          -  $               -        1,552  $            0.26
Granted                               1,552               0.26            -                  -
Exercised                                 -                  -            -                  -
Cancelled                                 -                  -            -                  -
                                  ---------  -----------------  -----------  -----------------

Outstanding at end of year            1,552  $            0.26        1,552  $            0.26
                                  =========  =================  ===========  =================

Exercisable at end of year            1,063  $            0.26        1,088  $            0.26
                                  =========  =================  ===========  =================


         The estimated fair value of such warrants issued by the Company during the year ended December 31, 2005 was $122, of which $9 and $78 was recognized as expense during the six months ended June 30, 2006 (unaudited) and the year ended December 31, 2005.

         The fair value of options and  warrants  were  estimated on the date of
grant  using  the   Black-Scholes   option  pricing  model  with  the  following
weighted-average assumptions for the periods indicated:

Dividend yield                                      --
Risk-free interest rate                           4.50%
Expected volatility                              50.00%
Expected life of options                        4 years


NOTE 7.       RELATED PARTIES

         On January 1, 2003, the Company entered into a Software Services Agreement with RazorStream, LLC, an affiliate of the Company through common members, pursuant to which RazorStream supervised the Company's development of various software applications and other software technologies. Under the agreement, RazorStream was entitled to own certain software technology arising from the development (the "Core Technology"), while the Company owned its pre-existing technology, certain software applications created during the development and other software applications or technology developed outside the scope of the Agreement.

         In connection with the Software Services Agreement, the parties entered into a Technology License Agreement pursuant to which RazorStream granted the

     DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Company a non-exclusive, royalty-free, worldwide perpetual license to use and otherwise exploit the Core Technology, including in source code format.

         On May 1, 2005, each of the Software Services Agreement and Technology License Agreement were terminated by mutual agreement of the parties and superseded by the License, Hosting and Services Agreement (the "License Agreement"), entered into to be effective as of May 1, 2005, to which the Company and RazorStream continue to be parties. The License Agreement terminates on December 31, 2006. Under the License Agreement, RazorStream (a) will charge the Company $5 per new subscriber account exceeding 20,000 accounts (purchasable in 20,000 account increments) as reimbursement for additional bandwidth and network capacity required by RazorStream to support such new subscribers; (b) is entitled to (1) ten percent (10%) of the Company's total gross revenue from all active subscriber accounts billed at $25.00 or more per month total gross subscription, with a minimum amount of $3 per each such subscriber account per month, (2) terms to be mutually agreed upon by the parties for all subscriber accounts billed at less than $25.00 per month, and (3) terms to be mutually agreed upon by the parties for all advertising-based "free" subscriber accounts, provided, however that such terms will provide for a minimum amount of $0.25 per each such subscriber account per month; and (c) is entitled to a minimum guarantee of $50,000 per month, commencing April 1, 2006, that is non-refundable but that will be credited against the above fees.

         In connection with the services discussed above, the Company incurred expenses recorded in Costs of Sales of $398 and $77 during the six months ended June 30, 2006 and 2005. Due to affiliates of $194 and $54 as of June 30, 2006 (unaudited) and December 31, 2005 represent amounts due to RazorStream. These amounts are unsecured, non-interest bearing which are due for services rendered as discussed above.


NOTE 8.       SUBSEQUENT EVENTS


         Our 2006 Stock Incentive Plan was adopted and became effective in August 2006. A total of 1,270,205 shares of common stock have been reserved for issuance upon exercise of awards granted under the 2006 Stock Incentive Plan. Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 2006 Stock Incentive Plan.


         Our 2006 Stock Incentive Plan will terminate after 10 years from the effective date, unless it is terminated earlier by our board of directors. The plan authorizes the award of stock options, stock purchase grants, stock appreciation rights and stock units.

         Our 2006 Stock Incentive Plan is administered by our full board of directors. To the extent we expand our board of directors, we intend to form a compensation committee, all of the members of which will be independent directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. Following its formation, the compensation committee will have the authority to construe and interpret the plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

         Our 2006 Stock Incentive Plan provides for the grant of both incentive stock options that qualify under Section 422 of the Internal Revenue Code and nonqualified stock options. Incentive stock options may be granted only to our employees or to employees of any of our parents or subsidiaries. All awards other than incentive stock options may be granted to our employees, officers, directors, consultants, independent contractors and advisors or employees,

     DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

officers, directors, consultants, independent contractors and advisors of any of our parents or subsidiaries. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% shareholders must be at least equal to 110% of that value. The exercise price of nonqualified stock options will be determined by the administrator of the plan when the options are granted. The term of options granted under our 2006 Stock Incentive Plan may not exceed 10 years.

         Awards granted under our 2006 Stock Incentive Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by the administrator of the plan. Unless otherwise restricted by such administrator, nonqualified stock options may be exercised during the lifetime of the optionee only by the optionee, the optionee's guardian or legal representative or a family member of the optionee who has acquired the option by a permitted transfer. Incentive stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. Options granted under our 2006 Stock Incentive Plan generally may be exercised for a period of three months (twelve months in the event of death, disability or retirement) after the termination of the optionee's service with us or any parent or subsidiary of ours. Options will generally terminate immediately upon termination of employment for cause.

         The purchase price for restricted stock will be determined by the administrator of the plan at the time of grant. Stock bonuses may be issued for past services or may be awarded upon the completion of services or performance goals.

         If we are subject to a change in control transaction, our board of directors would determine, in its sole discretion, whether to accelerate any vested or unvested portion of any award. Additionally, if a change in control were to occur, any agreement between us and any other party to the change in control could provide for (1) the continuation of any outstanding awards, (2) the assumption of the 2006 Stock Incentive Plan or any awards by the surviving entity or any of its affiliates, (3) cancellation of awards and substitution of other awards with substantially the same terms or economic value as the cancelled awards, or (4) cancellation of any vested or unvested portion of awards, subject to providing notice to the option holder.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         The Florida Business Corporation Act and certain provisions of our articles of incorporation and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein.


         In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of the shareholders, that the applicable standard of conduct was met by the person to be indemnified.

         The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

         Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of shareholders or directors. The provision cited above also grants us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

         We do not have any indemnification agreements with any of our directors or executive officers.

         A shareholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                                                                     EXHIBIT
EXHIBIT DOCUMENT                                                     NUMBER
----------------                                                  --------------
Articles of Incorporation of Registrant, as amended....               3.1.1
Bylaws of Registrant...................................                3.2

ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table itemizes the expenses incurred by the Registrant in connection with the offering. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                                                        AMOUNT
                                                                      ----------

Registration fee - Securities and Exchange Commission .............   $17,981.90
Legal fees and expenses ...........................................    20,000.00
Accounting fees and expenses ......................................    20,000.00
                                                                      ----------
     Total ........................................................   $57,981.90


ITEM 26.      RECENT SALES OF UNREGISTERED SECURITIES.

DIGITALFX




         Effective June 22, 2004, Thurston Interests, LLC and the other shareholders sold 177,122 previously issued shares of our common stock to KRM Fund, for a purchase price of $340,000, or approximately $1.9196 per share. We also issued KRM Fund 20,000 shares of our common stock for a total purchase price of $50,000, or $2.50 per share, which shares have piggy back registration rights. KRM Fund also converted a promissory note in the principal amount of $1,228,870, which it acquired from Thurston for $10,000, into 491,548 shares of the Company's common stock. KRM Fund also converted a promissory note in the amount of $27,500, which it acquired from a third party, into 11,000 shares of our common stock. Thurston also converted a promissory note in the principal amount of $60,000 into 24,000 shares of our common stock. Each of KRM Fund and Thurston was an accredited investor at the time of these issuances.

         On July 23, 2004, we issued: (i) 40,000 restricted shares of our common stock to Kevin R. Keating, then our sole director and officer, for services rendered as our sole director and officer, valued at $50,000, the fair value on the date of issuance, and (ii) 10,000 restricted shares of our common stock to Garisch Financial, Inc., an outside consultant, for consulting services rendered to us while we were a public shell and assisting with due diligence, structuring and negotiating acquisition transactions, valued at $12,500, the fair value on the date of issuance. On April 4, 2005, we issued 13,000 restricted shares of our common stock to Garisch Financial, Inc. for consulting services rendered to us while we were a public shell and assisting with due diligence, structuring and negotiating acquisition transactions, valued at $16,250, the fair value on the date of issuance. The foregoing shares issued as compensation for services rendered have piggyback registration rights. Each of Kevin R. Keating and Garisch Financial, Inc. was an accredited investor at the time of the issuances.

         On May 23, 2006, we entered into an Exchange Agreement with VMdirect, the members of VMdirect holding a majority of its membership interests, and KRM Fund. The closing of the transactions contemplated by the Exchange Agreement occurred on June 15, 2006. At the closing, we acquired all of the outstanding Interests from the VMdirect Members, and the VMdirect Members contributed all of their Interests to us. In exchange, we issued to the VMdirect Members 1,014,589 shares of our Series A Convertible Preferred Stock, par value $0.01 per share which, as a result of the approval by a substantial majority of our outstanding shareholders entitled to vote and the approval by our board of directors on June 22, 2006, of amendments to our articles of incorporation that (i) changed our name to DigitalFX International, Inc., (ii) increased our authorized number of shares of common stock to 100,000,000, and (iii) adopted a 1-for-50 reverse stock split, on August 1, 2006 converted into approximately 21,150,959 shares of our common stock. We also assumed options currently exercisable to purchase

962,499 shares of our common stock and warrants currently exercisable to purchase 1,552,495 shares of our common stock. Each of the VMdirect Members was an accredited investor at the time of the issuance. Each warrant holder was an accredited investor at the time of our assumption of the warrant. Each option holder was an employee of VMdirect with access to the managers and officers of VMdirect and such information as was necessary to make an informed investment decision.


         As a result of the  closing  of the  transactions  contemplated  by the
Exchange  Agreement,  the  VMdirect  Members  hold  approximately  95.8%  of the outstanding shares of our common stock, and our shareholders existing immediately prior to the closing hold approximately 923,497 shares of our common stock, representing approximately 4.2% of our outstanding shares of common stock.


         In connection with the above stock issuances, we did not pay any underwriting discounts or commissions. None of the sales of securities described or referred to above was registered under the Securities Act of 1933, as amended (the "Securities Act"). Each of the purchasers fell into one or more of the categories that follow: one of our existing shareholders, one of our creditors, one of our current or former officers or directors, one of our employees, one of our service providers, or an accredited investor with whom we or one of our affiliates had a prior business relationship. As a result, no general solicitation or advertising was used in connection with the sales. In making the sales without registration under the Securities Act, we relied upon the exemption from registration contained in Section 4(2) of the Securities Act.


VMDIRECT


         From January 1, 2003 through December 31, 2005, VMdirect sold approximately 2.9% of its membership units to accredited investors. In making the sales without registration under the Securities Act, VMdirect relied upon the exemption from registration contained in Sections 4(2) of the Securities Act.

         On December 31, 2005, VMdirect issued to 11 consultants and other advisors warrants to purchase, in the aggregate, 369,413 units representing membership interests, in consideration for operational and financial consulting and advisory services, each at an exercise price of $1.10 per share. We assumed these warrants upon our acquisition of VMdirect. As a result of our acquisition of VMdirect, these purchasers hold, in the aggregate, the right to acquire 1,552,495 shares of common stock, at $0.2617 per share, representing approximately 6.3% of our issued and outstanding shares of common stock. In making the issuances without registration under the Securities Act, VMdirect relied upon one or more of the exemptions from registration contained in Section 4(2) of the Securities Act.


         On June 14, 2006, VMdirect sold 361,603 membership interests to accredited investors for aggregate gross proceeds equal to $625,000. As a result of our acquisition of VMdirect, these purchasers hold, in the aggregate, 1,519,780 shares of common stock representing approximately 6.9% of our issued and outstanding shares of common stock. In making the sales without registration under the Securities Act, VMdirect relied upon one or more of the exemptions from registration contained in Section 4(2) of the Securities Act.

ITEM 27.      EXHIBITS.

         See attached Exhibit Index.

ITEM 28.      UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

         (1)      File,   during   any  period  in  which  it  offers  or  sells
securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii)    Include   any   additional   or   changed    material
                           information on the plan of distribution;

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada, on October 5, 2006.


                                      DIGITALFX INTERNATIONAL, INC.
                                      (Registrant)

                                      By:  /s/ Craig Ellins
                                           -----------------------------------
                                           Craig Ellins
                                           Chief Executive Officer and President
                                           (Principal Executive Officer)

                                      By:  /s/ Lorne Walker
                                           -----------------------------------
                                           Lorne Walker
                                           Chief Financial Officer and Secretary
                                           (Principal Financial and Accounting
                                           Officer)



         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                    TITLE                               DATE
---------                    -----                               ----


/s/ Craig Ellins             Chairman, Chief Executive           October 5, 2006
-----------------------         Officer and President
Craig Ellins

/s/ Lorne Walker             Chief Financial Officer             October 5, 2006
-----------------------         and Secretary
Lorne Walker

          *                  Director                            October 5, 2006
-----------------------
Kevin R. Keating

          *                  Director                            October 5, 2006
-----------------------
Jerry Haleva


*   /s/ Lorne Walker
    ---------------------------------
By: Lorne Walker, as Attorney-In-Fact

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER                                 EXHIBIT TITLE
-------        -----------------------------------------------------------------

2.1 Exchange Agreement by and between the Registrant, VMdirect, L.L.C. and the members of VMdirect, L.L.C. owning a majority of the membership interests thereof, dated May 23, 2006. (1)

3.1.1          Articles of Incorporation of the Registrant effective January 23,
               1991. (2)

3.1.2 Articles of Amendment of Articles of Incorporation of the Registrant effective December 23, 1995. (2)

3.1.3 Articles of Amendment of Articles of Incorporation of the Registrant effective May 4, 1999. (2)

3.1.4 Articles of Amendment of Articles of Incorporation of the Registrant effective June 7, 2006. (3)

3.1.5 Articles of Amendment of Articles of Incorporation of the Registrant effective August 1, 2006. (4)

3.2            Bylaws of the Registrant. (5)

4.1            Articles of Incorporation of the Registrant effective January 23,
               1991. (2)

4.2 Articles of Amendment of Articles of Incorporation of the Registrant effective December 23, 1995. (2)

4.3 Articles of Amendment of Articles of Incorporation of the Registrant effective May 4, 1999. (2)

4.4 Articles of Amendment of Articles of Incorporation of the Registrant effective June 7, 2006. (3)

4.5 Articles of Amendment of Articles of Incorporation of the Registrant effective August 1, 2006. (4)

4.6            Bylaws of the Registrant. (5)


5.1            Opinion of Jackson L. Morris, Esq.

10.1 Management Agreement dated June 10, 2004, between the Registrant and Vero Management, LLC

10.2 Securities Purchase Agreement dated June 10, 2004, among the Registrant, Keating Reverse Merger Fund, LLC, Thurston Interests, LLC and certain other shareholders of the Company. (6)

10.3 Financial Advisory Agreement between the Registrant and Keating Securities, LLC. (7)

10.4 Lease Agreement dated September 15, 2005, by and between Patrick Airport Business Center, LLC and VMdirect, L.L.C. (8)

10.5 Sublease dated August 8, 2005, by and between Public Market Ventures, Inc. and VMdirect, L.L.C. (9)


                                      EX-1

EXHIBIT
 NUMBER                                 EXHIBIT TITLE
-------        -----------------------------------------------------------------

10.6 License, Hosting and Services Agreement dated as of May 1, 2005, by and between VMdirect, L.L.C., a Nevada Limited Liability company, and RazorStream, LLC, a Nevada limited liability company. (10)

10.7           2006 Stock Incentive Plan. (11)

10.8           Form of Membership Interest Purchase Agreement.*

10.9           Form of VMdirect, L.L.C. Warrant.

10.10          Form of Warrant Assignment and Assumption Agreement.

21.1           List of Subsidiaries.


23.1           Consent of Weinberg & Company, P.A.


23.2           Consent of Jackson L. Morris, Esq. (included in Exhibit 5.1).

24.1           Power of Attorney.*

----------
*    Filed previously with this Registration Statement (File #333-136855).

(1) Filed previously as Exhibit 2.1 to the Registrant's Current Report on Form 8-K (File #: 000-27551), filed with the Securities and Exchange Commission on May 25, 2006, and incorporated herein by this reference.
(2) Filed previously as Exhibit 2.1 to the Registrant's Form 10-SB Registration Statement (File #: 000-27551), filed with the Securities and Exchange Commission on October 5, 1999, and incorporated herein by this reference.
(3) Filed previously as Exhibit 3.2 to the Registrant's Current Report on Form 8-K (File #: 000-27551), filed with the Securities and Exchange Commission on June 19, 2006.
(4) Filed previously as Exhibit A to the Registrant's Definitive Information Statement on Schedule 14C (File #: 000-27551), filed with the Securities and Exchange Commission on July 7, 2006, and incorporated herein by this reference.
(5) Filed previously as Exhibit 2.2 to the Registrant's Form 10-SB Registration Statement (File #: 000-27551), filed with the Securities and Exchange Commission on October 5, 1999, and incorporated herein by this reference.
(6) Filed previously as Exhibit 99 to the Registrants Current Report on Form 8-K (File #: 000-27551), filed with the Securities and Exchange Commission on June 16, 2004, and incorporated herein by this reference.
(7) Filed previously as Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File #: 000-27551), filed with the Securities and Exchange Commission on June 19, 2006, and incorporated herein by this reference.
(8) Filed previously as Exhibit 10.2 to the Registrant's Current Report on Form 8-K (File #: 000-27551), filed with the Securities and Exchange Commission on June 19, 2006, and incorporated herein by this reference.
(9) Filed previously as Exhibit 10.3 to the Registrant's Current Report on Form 8-K (File #: 000-27551), filed with the Securities and Exchange Commission on June 19, 2006, and incorporated herein by this reference.
(10) Filed previously as Exhibit 10.4 to the Registrant's Current Report on Form 8-K (File #: 000-27551), filed with the Securities and Exchange Commission on June 19, 2006, and incorporated herein by this reference.


                                      EX-2

(11) Filed previously as Exhibit B to the Registrant's Definitive Information Statement on Schedule 14C (File #: 000-27551), filed with the Securities and Exchange Commission on July 7, 2006, and incorporated herein by this reference.



                                      EX-3